                                                                   EXHIBIT 99.01

                                 LOAN AGREEMENT




                         Dated as of September 27, 2000



                                     Between

                             PHOENIX SP HILTON LLC,
                               S.F. HILTON, INC.,
                               CHICAGO HILTON LLC,
                           SHORT HILLS HILTON LLC, AND
                               MCLEAN HILTON LLC,

                            collectively, as Borrower


                                       and



                          SECORE FINANCIAL CORPORATION,

                                    as Lender




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                                                 TABLE OF CONTENTS

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                                                                                                               PAGE
                    I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1         Definitions...................................................................................1
Section 1.2         Principles of Construction...................................................................16


                                                   II. THE LOAN

Section 2.1         The Loan.....................................................................................17
       2.1.1        Agreement to Lend and Borrow.................................................................17
       2.1.2        Single Disbursement to Borrower..............................................................17
       2.1.3        The Note.....................................................................................17
       2.1.4        Use of Proceeds..............................................................................17
Section 2.2         Interest Rate................................................................................17
       2.2.1        Initial Interest Rate........................................................................17
       2.2.2        Adjusted Interest Rate.......................................................................17
       2.2.3        Default Rate.................................................................................17
       2.2.4        Interest Calculation.........................................................................17
       2.2.5        Usury Savings................................................................................18
Section 2.3         Loan Payments................................................................................18
       2.3.1        Payments Before Effective Maturity Date......................................................18
       2.3.2        Payments After Effective Maturity Date.......................................................18
       2.3.3        Payment on Maturity Date.....................................................................19
       2.3.4        Late Payment Charge..........................................................................19
       2.3.5        Method and Place of Payment..................................................................19
       2.3.6        Payments After Event of Default..............................................................19
Section 2.4         Prepayments..................................................................................20
       2.4.1        Voluntary Prepayments........................................................................20
       2.4.2        Mandatory Prepayments........................................................................20
       2.4.3        Prepayments After Default....................................................................20
Section 2.5         Defeasance...................................................................................21
       2.5.1        Total Defeasance.............................................................................21
       2.5.2        Partial Defeasance...........................................................................22
       2.5.3        Defeasance Collateral Account................................................................24
       2.5.4        Successor Borrower...........................................................................25
Section 2.6         Cash Management..............................................................................25
Section 2.7         Property Substitutions.......................................................................25
       2.7.1        Conditions to Substitution...................................................................25
       2.7.2        Release and Substitution.....................................................................32


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                                       -i-

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                                        III. REPRESENTATIONS AND WARRANTIES
Section 3.1         Borrower Representations.....................................................................32
       3.1.1        Organization.................................................................................32
       3.1.2        Proceedings..................................................................................32
       3.1.3        No Conflicts.................................................................................32
       3.1.4        Litigation...................................................................................33
       3.1.5        Agreements...................................................................................33
       3.1.6        Consents.....................................................................................33
       3.1.7        Title........................................................................................33
       3.1.8        No Plan Assets...............................................................................33
       3.1.9        Compliance...................................................................................34
       3.1.10       Financial Information........................................................................34
       3.1.11       Condemnation.................................................................................34
       3.1.12       Utilities and Public Access..................................................................34
       3.1.13       Separate Lots................................................................................34
       3.1.14       Assessments..................................................................................34
       3.1.15       Enforceability...............................................................................35
       3.1.16       Assignment of Leases.........................................................................35
       3.1.17       Insurance....................................................................................35
       3.1.18       Licenses.....................................................................................35
       3.1.19       Flood Zone...................................................................................35
       3.1.20       Physical Condition...........................................................................35
       3.1.21       Boundaries...................................................................................36
       3.1.22       Leases.......................................................................................36
       3.1.23       Taxes........................................................................................36
       3.1.24       Single Purpose...............................................................................36
       3.1.25       No Bankruptcy Filing.........................................................................39
       3.1.26       Full and Accurate Disclosure.................................................................40
       3.1.27       Federal Reserve Regulations..................................................................40
       3.1.28       Foreign Person...............................................................................40
       3.1.29       Fraudulent Transfer..........................................................................40
       3.1.30       Investment Company Act.......................................................................40
       3.1.31       No Change in Facts or Circumstances; Disclosure..............................................40
       3.1.32       Management Agreements........................................................................41
       3.1.33       Organizational Chart.........................................................................41
Section 3.2         Survival of Representations..................................................................41


                                              IV. BORROWER COVENANTS

Section 4.1         Borrower Affirmative Covenants...............................................................41
       4.1.1        Existence; Compliance with Legal Requirements................................................41
       4.1.2        Taxes and Other Charges......................................................................41
       4.1.3        Litigation...................................................................................42
       4.1.4        Access to Individual Properties..............................................................42

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
       4.1.5        Further Assurances; Supplemental Mortgage Affidavits.........................................42
       4.1.6        Financial Reporting..........................................................................42
       4.1.7        Title to the Individual Properties...........................................................43
       4.1.8        Estoppel Statement...........................................................................44
       4.1.9        Leases.......................................................................................44
       4.1.10       Alterations..................................................................................45
       4.1.11       San Francisco Capital Improvements...........................................................45
       4.1.12       Material Agreements..........................................................................45
       4.1.13       Performance by Borrower......................................................................46
       4.1.14       Costs of Enforcement.........................................................................46
       4.1.15       Business and Operations......................................................................46
       4.1.16       Condominium..................................................................................46
       4.1.17       Loans Fees...................................................................................46
Section 4.2         Borrower Negative Covenants..................................................................46
       4.2.1        Due on Sale and Encumbrance; Transfers of Interests..........................................46
       4.2.2        Liens........................................................................................47
       4.2.3        Dissolution..................................................................................47
       4.2.4        Intentionally Omitted........................................................................47
       4.2.5        Debt Cancellation............................................................................47
       4.2.6        Affiliate Transactions.......................................................................47
       4.2.7        Zoning.......................................................................................47
       4.2.8        Assets.......................................................................................47
       4.2.9        No Joint Assessment..........................................................................47
       4.2.10       Principal Place of Business..................................................................48
       4.2.11       ERISA........................................................................................48
       4.2.12       Material Agreements..........................................................................48
       4.2.13       Condominium Documents........................................................................48


                    V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1         Insurance....................................................................................49
       5.1.1        Insurance Policies...........................................................................49
       5.1.2        Insurance Company............................................................................52
Section 5.2         Casualty and Condemnation....................................................................52
       5.2.1        Casualty.....................................................................................52
       5.2.2        Condemnation.................................................................................53
Section 5.3         Delivery of Net Proceeds.....................................................................53
       5.3.1        Minor Casualty or Condemnation...............................................................53
       5.3.2        Major Casualty or Condemnation...............................................................53


                                                 VI. RESERVE FUNDS

Section 6.1         Required Repair Funds........................................................................56
       6.1.1        Deposit of Required Repair Funds.............................................................56
       6.1.2        Release of Required Repair Funds.............................................................57
Section 6.2         Tax Funds....................................................................................57
       6.2.1        Deposit of Tax Funds.........................................................................57

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
       6.2.2        Release of Tax Funds.........................................................................58
Section 6.3         Insurance Premium Funds......................................................................58
       6.3.1        Deposits of Insurance Premium Funds..........................................................58
       6.3.2        Release of Insurance Premium Funds...........................................................58
Section 6.4         Intentionally Omitted........................................................................59
Section 6.5         FF&E Funds...................................................................................59
       6.5.1        Deposits of FF&E Funds.......................................................................59
       6.5.2        Withdrawals of FF&E Funds....................................................................59
Section 6.6         Intentionally Omitted........................................................................60
Section 6.7         Provisions Regarding Funds...................................................................60
       6.7.1        Grant of Security Interest...................................................................60
       6.7.2        Event of Default.............................................................................60
       6.7.3        Income Taxes.................................................................................60
       6.7.4        Prohibition Against Further Encumbrance......................................................60
       6.7.5        Release Upon Repayment.......................................................................60
       6.7.6        Deposits Made Pursuant to Cash Management Agreement..........................................60
Section 6.8         Letters of Credit in Lieu of Reserves........................................................60
       6.8.1        Delivery of Letters of Credit................................................................60
Section 6.9         Provisions Regarding Letters of Credit.......................................................61
       6.9.1        Security for Debt............................................................................61
       6.9.2        Additional Rights of Lender..................................................................61


                                             VII. PROPERTY MANAGEMENT

Section 7.1         Management Agreements........................................................................62
Section 7.2         Replacement of Manager.......................................................................63


                                             VIII. PERMITTED TRANSFERS

Section 8.1         Permitted Transfer of Individual Properties..................................................63
Section 8.2         Permitted Transfer of Interest in Borrower...................................................63
Section 8.3         Special Transfers............................................................................64


                    IX. SALE AND SECURITIZATION OF MORTGAGES

Section 9.1         Sale of Mortgage and Securitization..........................................................64
Section 9.2         Securitization Indemnification...............................................................67


                                                    X. DEFAULTS

Section 10.1        Event of Default.............................................................................70
Section 10.2        Remedies.....................................................................................72
Section 10.3        Remedies Cumulative..........................................................................73

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                                                 XI. MISCELLANEOUS

Section 11.1        Successors and Assigns.......................................................................73
Section 11.2        Lender's Discretion..........................................................................73
Section 11.3        Governing Law................................................................................74
Section 11.4        Modification, Waiver in Writing..............................................................75
Section 11.5        Delay Not a Waiver...........................................................................75
Section 11.6        Notices......................................................................................76
Section 11.7        Trial by Jury................................................................................76
Section 11.8        Headings.....................................................................................77
Section 11.9        Severability/Joint and Several Liability.....................................................77
Section 11.10       Preferences..................................................................................77
Section 11.11       Waiver of Notice.............................................................................78
Section 11.12       Remedies of Borrower.........................................................................78
Section 11.13       Expenses; Indemnity..........................................................................78
Section 11.14       Schedules Incorporated.......................................................................79
Section 11.15       Offsets, Counterclaims and Defenses..........................................................79
Section 11.16       No Joint Venture or Partnership; No Third Party Beneficiaries................................80
Section 11.17       Publicity....................................................................................80
Section 11.18       Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets......................80
Section 11.19       Waiver of Offsets/Defenses/Counterclaims.....................................................81
Section 11.20       Conflict; Construction of Documents; Reliance................................................81
Section 11.21       Brokers and Financial Advisors...............................................................82
Section 11.22       Exculpation..................................................................................82
Section 11.23       Prior Agreements.............................................................................83
Section 11.24       Servicer.....................................................................................84
Section 11.25       California Waivers...........................................................................84
       11.25.1      California Provisions........................................................................84
       11.25.2      Modifications to Loan and Loan Documents.....................................................84
       11.25.3      Waivers......................................................................................84
       11.25.4      Borrower Guarantor Informed of Borrower's Condition..........................................85
       11.25.5      Waiver of Estoppel Defense...................................................................86
       11.25.6      Subrogation..................................................................................86
       11.25.7      Confirmation of Waivers......................................................................86
       11.25.8      Exculpation..................................................................................87

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                                    SCHEDULES
                                    ---------

Schedule I    -     Properties/Allocated Loan Amounts/Allocated Percentage/
                    Original Appraised Values
Schedule II   -     Required Repairs
Schedule III  -     Management Agreements
Schedule IV   -     Organizational Chart
Schedule V    -     Capital Expenditures for San Francisco Hilton
Schedule VI   -     Net Cash Flows
Schedule VII  -     Rent Rolls
Schedule VIII -     Debt Service Payments
Schedule IX   -     Uniform System of Accounts for Hotels (9th Edition)
Schedule X    -     Form of Officer's Certificate

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of September 27, 2000 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between SECORE FINANCIAL CORPORATION, a Pennsylvania corporation, having an address at 7315 Wisconsin Avenue, Suite 450 North, Bethesda, Maryland 20814 ("LENDER") and Phoenix SP HILTON LLC, a Delaware limited liability company ("ARIZONA BORROWER"); S.F. Hilton, Inc., a Delaware corporation ("CALIFORNIA BORROWER"); Chicago Hilton LLC, a Delaware limited liability company ("ILLINOIS BORROWER"); Short Hills Hilton LLC, a Delaware limited liability company ("NEW JERSEY BORROWER") and McLean Hilton LLC, a Delaware limited liability company ("VIRGINIA BORROWER"), each having an address at c/o Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210 (collectively, "BORROWER").

     All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

     WHEREAS, Borrower desires to obtain the Loan from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:


     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     SECTION 1.1 DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided:

     "ACCRUED INTEREST" shall have the meaning set forth in Section 2.3.2.

     "ADJUSTED INTEREST RATE" shall mean a rate per annum equal to the greater of (i) 12.954% or (ii) the Treasury Rate plus five percentage points.

     "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

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     "ALLOCATED LOAN AMOUNT" shall mean, for each Individual Property, the product of (a) the Allocated Percentage for such Individual Property and (b) the then outstanding principal balance of the Loan; provided, however, that any Net Proceeds applied to prepay the principal balance of the Loan shall be applied solely to reduce the Allocated Loan Amount of the Individual Property that is the subject of the related Casualty or Condemnation.

     "ALLOCATED PERCENTAGE" shall mean, for each Individual Property, the amount set forth in SCHEDULE I for such Individual Property, provided that, if Net Proceeds from a Casualty or Condemnation are applied to reduce the Allocated Loan Amount of an Individual Property, the Allocated Percentage of each Individual Property shall be recalculated to equal the Allocated Loan Amount of such Individual Property (as adjusted to the date of such recalculation) divided by the then outstanding principal balance of the Loan.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "ALTERATION THRESHOLD" shall mean (a) five percent (5%) of the initial Allocated Loan Amount with respect to the San Francisco Hilton, five percent (5%) of the initial Allocated Loan Amount with respect to the Chicago Hilton, seven and one-half percent (7.5%) of the initial Allocated Loan Amount with respect to the Phoenix Hilton, seven and one-half percent (7.5%) of the initial Allocated Loan Amount with respect to the Short Hills Hilton and seven and one-half percent (7.5%) of the initial Allocated Loan Amount with respect to the McLean Hilton and (b) Twenty-Five Million and No/100 Dollars ($25,000,000) in the aggregate for all of the Individual Properties at any one time.

     "ANNUAL BUDGET" shall mean the operating and capital budget for each Individual Property setting forth the applicable Manager's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

     "APPLICABLE INTEREST RATE" shall mean (i) prior to the Effective Maturity Date, the Initial Interest Rate and (ii) on and after the Effective Maturity Date, the Adjusted Interest Rate.

     "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 4.1.6(e).

     "ARIZONA BORROWER" shall mean Phoenix SP Hilton LLC, a Delaware limited liability company.

     "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the Borrower which is the owner of such Individual Property, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Agreement dated the date hereof among the Borrower which is the owner of such Individual Property, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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     "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of an Individual Property.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

     "BASIC CARRYING COSTS" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes with respect to such Individual Property and (ii) Insurance Premiums with respect to such Individual Property.

     "BORROWER" shall mean collectively, the Arizona Borrower, the California Borrower, the Illinois Borrower, the New Jersey Borrower and the Virginia Borrower, together with their permitted successors and permitted assigns.

     "BORROWER GUARANTOR" shall have the meaning set forth in Section 11.25.1.

     "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a legal holiday on which national banks in the State of New York, the state where the corporate trust office of the trustee holding the Loan in a Securitization is located, or the state where the servicing offices of the Servicer are located, are not open for general business.

     "CALIFORNIA BORROWER" shall mean S.F. Hilton, Inc., a Delaware corporation.

     "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Individual Properties and required to be capitalized according to GAAP.

     "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

     "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

     "CASH MANAGEMENT AGREEMENT" shall mean that certain cash management agreement among Lender, Borrower, Manager and the Cash Management Bank relating to funds deposited in the Cash Management Account, as the same may be amended, modified or replaced from time to time.

     "CASH MANAGEMENT BANK" shall mean Wells Fargo Bank, National Association and its permitted successors and assigns.

     "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by war, fire, earthquake, other act of God or otherwise, to any of the Individual Properties or any part thereof.

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     "CASUALTY CONSULTANT" shall have the meaning set forth in Section 5.3.2(c).

     "CASUALTY RETAINAGE" shall have the meaning set forth in Section 5.3.2(d).

     "CERTIFICATES" shall have the meaning set forth in Section 9.1(a).

     "CHICAGO HILTON" shall mean the Individual Property known as the Hilton Chicago & Towers located in Chicago, Illinois.

     "CLEARING ACCOUNT" shall mean an account with the Clearing Bank into which Rents (other than security, utility and other deposits) shall be deposited pursuant to the applicable Clearing Account Agreement.

     "CLEARING ACCOUNT AGREEMENT" shall mean, with respect to each Individual Property, that certain Clearing Account Agreement, among Lender, the Borrower which is the owner of such Individual Property, Manager and the respective Clearing Bank relating to funds deposited in the related Clearing Account, as the same may be amended, modified or replaced from time to time.

     "CLEARING BANK" shall mean, with respect to each Individual Property, The Northern Trust Bank and its permitted successors and assigns.

     "CLOSING DATE" shall mean September 27, 2000, which is the date of funding the Loan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.

     "CONDOMINIUM" means that certain condominium regime created pursuant to the Condominium Documents.

     "CONDOMINIUM DOCUMENTS" means, collectively, (a) that certain Master Deed for Short Hills Campus Condominium recorded with the Register's Office of Essex County, New Jersey on March 16, 1998 in Book 5525, Page 711 and (b) that certain related Operating Agreement referenced in the Master Deed for Short Hills Campus Condominium.

     "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages, the Environmental Indemnity or any other Loan Document.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note as set forth on
SCHEDULE VIII attached hereto.

     "DEBT SERVICE COVERAGE RATIO" shall mean (a) with respect to all of the Individual Properties, the ratio of (i) Net Cash Flow for all of the Individual Properties for the immediately preceding twelve (12) calendar month period to
(ii) the projected Debt Service due for the next twelve (12) calendar month period immediately following such calculation and (b) with respect to one or more Individual Properties, the ratio of Net Cash Flow for the subject Individual Property for the immediately preceding twelve (12) calendar month period to (ii) the Allocated Percentage of the projected Debt Service that would be due with respect to the subject Individual Property or Individual Properties for the twelve (12) month period immediately following such calculation. Except as otherwise provided herein, the term "Debt Service Coverage Ratio" shall refer to the calculation set forth in clause (a).

     "DEBT SERVICE PAYMENT DATE" shall mean the first (1st) Business Day of every calendar month occurring during the term of the Loan, commencing November 1, 2000.

     "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Applicable Interest Rate.

     "DEFEASANCE COLLATERAL ACCOUNT" shall have the meaning set forth in Section 2.5.3.

     "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i).

     "DEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(a)(iv) hereof.

     "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 9.2(a).

     "DISCLOSURE DOCUMENT DATE" shall have the meaning set forth in Section 9.1(c)(iv).

     "EFFECTIVE MATURITY DATE" shall mean October 1, 2010.

     "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group ("S&P"), P-1 by Moody's Investors Service, Inc. ("MOODY'S"), and F-1+ by Fitch IBCA, Inc. ("FITCH") in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or such other institution as may be approved in writing by Lender and each Rating Agency, as evidenced by a written confirmation that the designation of such institution as an Eligible Institution will not result in a downgrade, qualification or withdrawal of the ratings assigned to the Certificates by such Rating Agency.

     "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnification Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

     "EQUIPMENT" shall have the meaning set forth in the granting clause of the Mortgages.

     "ERISA" shall have the meaning set forth in Section 4.2.11.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1(a).

     "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

     "EXCHANGE ACT FILING" shall have the meaning set forth in Section
9.1(c)(vi).

     "EXTRAORDINARY EXPENSE" shall have the meaning set forth in Section
4.1.6(d).

     "FF&E" shall mean furniture, fixtures and Equipment and other personal property (other than goods held for consumption).

     "FF&E EXPENDITURES" shall mean costs incurred in connection with Capital Expenditures (other than the San Francisco Capital Improvements) and the repair and replacement of furniture, fixtures and Equipment and other personal property (other than goods held for consumption).

     "FF&E FUNDS" shall have the meaning set forth in Section 6.5.1.

     "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "FORCE MAJEURE" shall mean any delay due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause that is beyond the control of Borrower, Guarantor or any Affiliate of either Borrower or Guarantor.

     "FUNDS" shall mean, collectively, the FF&E Funds, the Insurance Premium Funds, the Required Repair Funds and the Tax Funds.

     "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS REVENUE" shall mean, without duplication, all revenue, derived from the ownership and operation of the Individual Properties from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, security deposits (except to the extent determined by Lender to be property utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than rental insurance or other loss of income insurance), income from the sale of furniture, fixtures and Equipment and any disbursements to Borrower of the Funds established by this Agreement.

     "GUARANTOR" shall mean Hilton Hotels Corporation, a Delaware corporation.

     "GUARANTY OF COMPLETION" shall mean that certain Guaranty of Completion from Guarantor to Lender of even date herewith.

     "HILTON-BRANDED HOTELS" shall mean any hotel facility which is operated under the "Hilton Hotel" flag as a first-class full service hotel similar to the Individual Properties, but shall not include or apply to any other products, services or businesses under the "Hilton" brand, including, without limitation, Hilton Suites or other all suite hotels, Hilton Garden Inn or other limited service hotels, Homewood Suites by Hilton or any extended stay hotels, or any other brands developed or acquired by Guarantor, Borrower, or any Affiliate of either.

     "ILLINOIS BORROWER" shall mean Chicago Hilton LLC, a Delaware limited liability company.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgages.

     "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such

Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all indebtedness of such Person for trade payables, and (vii) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "INDEMNIFIED LIABILITIES" shall have the meaning set forth in Section 11.13(b)(ii).

     "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section
3.1.24(p).

     "INDIVIDUAL PROPERTIES" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement from time to time.

     "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of such Mortgages.

     "INITIAL INTEREST RATE" shall mean a rate per annum equal to seven and nine hundred fifty four thousandths percent (7.954%).

     "INSOLVENCY OPINION" shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Gibson, Dunn & Crutcher LLP in connection with the Loan.

     "INSURANCE PREMIUM FUNDS" shall have the meaning set forth in
Section 6.3.1.

     "INSURANCE PREMIUMS" shall have the meaning set forth in Section 5.1.1(b).

     "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEGAL REQUIREMENTS" shall mean, with respect to a Borrower owning an Individual Property and each such Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "LENDER" shall mean Secore Financial Corporation, a Pennsylvania corporation, together with its successors and assigns.

     "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit with a minimum initial term of one (1) year and minimum renewal term(s) of one (1) year each or one which does not expire until at least thirty (30) Business Days after the Effective Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, if accompanied by a certificate executed and delivered by a purported officer of Lender or Servicer stating that the Lender then has the right to draw upon such letter of credit, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution and Borrower does not replace such Letter of Credit with a Letter of Credit issued by an Eligible Institution within ten (10) days thereafter, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof. Each Letter of Credit must be acceptable to Lender.

     "LIABILITIES" shall have the meaning set forth in Section 9.2(b).

     "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Individual Property or any portion thereof or any interest in such Individual Property, including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "LIMITED GUARANTY" shall mean that certain Guaranty of Recourse Obligations from Guarantor to Lender of even date herewith.

     "LOAN" shall mean the loan in the original principal amount of Five Hundred Million and No/100 Dollars ($500,000,000) made by Lender to Borrower pursuant to this Agreement.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Cash Management Agreement, the Clearing Account Agreements, the Environmental Indemnity, the Assignments of Management Agreement, the Guaranty of Completion, the Limited Guaranty and any other document pertaining to the

Individual Properties as well as all other documents now or hereafter executed and/or delivered by Borrower or any of its Affiliates in connection with the Loan.

     "MAJOR LEASE" shall mean any Lease which generates Rent in excess of $1,000,000 per year.

     "MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, the written management agreement, entered into from time to time by and between the Borrower which is the owner of such Individual Property and Manager pursuant to which such Manager is to provide management and other services with respect to said Individual Property, as amended, modified or replaced from time to time. The initial Management Agreements in effect as of the date hereof are identified on SCHEDULE III attached hereto.

     "MANAGER" means any manager of any Individual Property approved in accordance with the terms and provisions of the Loan Documents. The initial Manager under the Management Agreements in effect as of the date hereof is identified on SCHEDULE III attached hereto.

     "MATERIAL AGREEMENTS" means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Individual Property, other than the Management Agreements and the Leases, under which there is an obligation of Borrower to pay more than $1,000,000 per annum.

     "MATERIAL ALTERATION" shall mean any individual major repair, alteration, improvement, renewal or replacement to mechanical, electrical, heating, ventilating, air conditioning, plumbing, vertical transportation or life safety building systems or to the exterior facade or structure of any Individual Property involving construction, the cost of which exceeds Five Hundred Thousand and No/100 Dollars ($500,000) with respect to each Individual Property other than the Chicago Hilton and the San Francisco Hilton where such number shall be One Million and No/100 Dollars ($1,000,000). Material Alteration shall not include (x) replacements and renewals to FF&E or (y) routine repairs and maintenance, including, by way of example and not limitation, exterior and interior painting or changes of a decorative nature.

     "MATURITY DATE" shall mean October 1, 2025, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MCLEAN HILTON" shall mean the Individual Property known as Hilton McLean & Towers located in McLean, Virginia.

     "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $3,843,857.16.

     "MORGAN STANLEY" shall have the meaning set forth in Section 9.2(b).

     "MORGAN STANLEY GROUP" shall have the meaning set forth in Section 9.2(b).

     "MORTGAGE" shall mean, with respect to each Individual Property, a first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable), and Security Agreement, dated the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, executed and delivered by the applicable Borrower that owns such Individual Property as security for the Loan and encumbering such Individual Property.

     "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such period. A schedule of the Net Cash Flow for each Individual Property for the trailing twelve (12) month period ended June 30, 2000 is attached hereto as
SCHEDULE VI.

     "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or (ii) the net amount of any Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

     "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 5.3.2(f).

     "NEW JERSEY BORROWER" shall mean Short Hills Hilton LLC, a Delaware limited liability company.

     "NOTE" shall have the meaning set forth in Section 2.1.3.

     "NOTICE" shall have the meaning set forth in Section 11.6.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

     "OPERATING EXPENSES" shall mean all "costs and expenses" as such phrase is used on page 18 of the Ninth (9th) Edition of the Uniform System of Accounts for the Lodging Industry attached hereto as SCHEDULE IX, and, to the extent not included therein, without duplication, (i) management fees (excluding incentive management fees with respect to an Individual Property which are calculated after payments of Debt Service allocable to the Allocated Loan Amount with respect to such Individual Property), (ii) franchise fees, (iii) deposits of FF&E Funds and (iv) legal and accounting expenses, but excluding income taxes, interest expense, depreciation and amortization and FF&E Expenditures in any period.

     "ORIGINAL APPRAISED VALUE" shall mean, with respect to each Individual Property, the amount set forth on SCHEDULE I attached hereto.

     "OTHER CHARGES" shall mean all ground rents, impositions other than Taxes, condominium assessments and any other similar charges now or hereafter levied or assessed or imposed against the Individual Properties or any part thereof.

     "PARTIAL DEFEASANCE" shall have the meaning set forth in Section 2.5.2(a).

     "PARTIAL DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.2(a)(i).

     "PARTIAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, all Debt Service Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Effective Maturity Date, and (ii) in amounts equal to or greater than the respective Scheduled Defeasance Payments related to such Debt Service Payment Dates.

     "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof,
(iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (iv) the Liens and security interests granted in connection with the Permitted Indebtedness to the extent permitted under the definition of Permitted Indebtedness only, (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar items which in each case do not diminish in any material respect the value, use or operation of any Individual Property or affect in any respect the validity, enforceability or priority of the Liens created by the Loan Documents or Borrower's ability to repay the Loan,
(vi) mechanics' liens for work performed and not yet invoiced or invoiced and not yet delinquent, and (vii) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which in the aggregate do not materially adversely affect the value, use or operation of such Individual Property or Borrower's ability to repay the Loan.

     "PERMITTED INDEBTEDNESS" shall have the meaning set forth in
Section 3.1.24(d).

     "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

     "PERMITTED TRANSFEREE" shall mean a corporation, partnership or limited liability company acceptable to Lender in its sole discretion (except that when "Permitted Transferee" is used in Section 8.2 "sole" shall be changed to "reasonable").

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "PHOENIX HILTON" shall mean the Individual Property known as The Pointe Hilton Squaw Peak Resort located in Phoenix, Arizona.

     "PHYSICAL CONDITIONS REPORT" shall mean, with respect to any Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion.

     "POLICIES" shall have the meaning specified in Section 5.1.1(b).

     "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

     "RATING AGENCIES" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender and, after a Securitization, shall mean any of the foregoing that have rated the Certificates.

     "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Certificates by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

     "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b).

     "RELEASE DATE" shall mean the earlier to occur of (a) the third anniversary of the Closing Date or (b) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the final Securitization involving this Loan.

     "RELEASE PROPERTY" shall have the meaning set forth in Section 2.5.2(a)(i).

     "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     "RENTS" shall mean, with respect to each Individual Property, all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or their respective agents or employees from any and all sources arising from or attributable to the Individual Property, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

     "REQUIRED REPAIR FUNDS" shall have the meaning set forth in Section 6.1.1.

     "REQUIRED REPAIRS" shall have the meaning set forth in Section 6.1.1.

     "RESTORATION" shall have the meaning set forth in Section 5.2.1.

     "RESTORATION THRESHOLD" shall mean, with respect to each Individual Property, an amount equal to five percent (5%) of the initial Allocated Loan Amount.

     "SAN FRANCISCO CAPITAL IMPROVEMENTS" shall have the meaning set forth in
Section 4.1.11.

     "SAN FRANCISCO HILTON" shall mean the Individual Property known as the Hilton San Francisco & Towers located in San Francisco, California.

     "SCHEDULED DEFEASANCE PAYMENTS" shall mean scheduled payments of interest and principal under the Note in the case of a Total Defeasance and under the Defeased Note in the case of a Partial Defeasance for all Debt Service Payment Dates occurring after the Defeasance Date and up to and including the Effective Maturity Date (including, in the case of a Total Defeasance, the outstanding principal balance on the Note as of the Effective Maturity Date and, in the case of a Partial Defeasance, the outstanding principal balance on the Defeased Note as of the Effective Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, and other similar charges.

     "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in
Section 9.1(a).

     "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a).

     "SECURITIZATION" shall have the meaning set forth in Section 9.1(a).

     "SECURITY AGREEMENT" shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account, the Total Defeasance Collateral and the Partial Defeasance Collateral, as applicable.

     "SERVICER" shall have the meaning set forth in Section 11.24.

     "SERVICING AGREEMENT" shall have the meaning set forth in Section 11.24.

     "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 10.2(c).

     "SHORT HILLS HILTON" shall mean the Individual Property known as the Hilton at Short Hills located in Short Hills, New Jersey.

     "SPC PARTY" shall have the meaning set forth in Section 3.1.24(o).

     "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "SUBSTITUTE PROPERTY" shall have the meaning set forth in Section 2.7.1 hereof.

     "SUBSTITUTE ALLOCATED LOAN AMOUNT" shall have the meaning set forth in
Section 2.7.1(f) hereof.

     "SUBSTITUTED PROPERTY" shall have the meaning set forth in Section 2.7.1 hereof.

     "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.5.4.

     "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

     "TAX FUNDS" shall have the meaning set forth in Section 6.2.1.

     "TAXES" shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents and other governmental charges, now or hereafter levied or assessed or imposed against any of the Individual Properties or part thereof.

     "TENANT" shall mean any Person obligated under any Lease now or hereafter affecting all or any part of any Individual Property.

     "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, ALTA mortgagee title insurance policies in form acceptable to Lender issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property, subject only to such customary, nonmaterial exceptions as Lender shall approve.

     "TOTAL DEFEASANCE" shall have the meaning set forth in Section 2.5.1 hereof.

     "TOTAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Debt Service Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Effective Maturity Date, and
(ii) in amounts equal to or greater than the respective Scheduled Defeasance Payments related to such Debt Service Payment Dates.

     "TREASURY RATE" shall mean, as of the Effective Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (I.E., 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender. Lender's determination of the Treasury Rate shall be final absent manifest error.

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

     "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(a)(iv) hereof.

     "UNDERWRITER GROUP" shall have the meaning set forth in Section 9.2(b).

     "UPDATED INFORMATION" shall have the meaning set forth in
Section 9.1(b)(i).

     "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

     "VIRGINIA BORROWER" shall mean McLean Hilton LLC, a Delaware limited liability company.

     "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
(i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value, as of the Prepayment Date, of the Calculated Payments from the Prepayment Date through the Effective Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "PREPAYMENT DATE" shall mean the date on which prepayment is made. As used in this definition, the term "CALCULATED PAYMENTS" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
(y) the Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "DISCOUNT RATE" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "YIELD MAINTENANCE TREASURY RATE" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Effective Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

     SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation".

                                  II. THE LOAN

     SECTION 2.1 THE LOAN.

     2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender in the original principal amount of Five Hundred Million and No/100 Dollars ($500,000,000).

     2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 THE NOTE. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Five Hundred Million and No/100 Dollars ($500,000,000) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may be amended, supplemented, restated, increased, extended and consolidated, together with any Defeased Notes and Undefeased Note that may exist from time to time, the "NOTE") and shall be repaid in accordance with the terms of this Agreement and the Note.

     2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Loan on the Closing Date to (i) pay all past-due Basic Carrying Costs, if any, in respect of the Individual Properties, (ii) deposit the required Funds, (iii) pay costs and expenses incurred in connection with the closing of the Loan and (iv) retain the balance, if any, for general corporate purposes, including distributions in respect of equity interests.

     SECTION 2.2 INTEREST RATE.

     2.2.1 INITIAL INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Effective Maturity Date at the Initial Interest Rate.

     2.2.2 ADJUSTED INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from and including the Effective Maturity Date to and including the Maturity Date at the Adjusted Interest Rate.

     2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate.

     2.2.4 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate or the Default Rate, as the case may be, divided by three hundred sixty (360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Debt Service Payment Date shall be the calendar month immediately prior to such Debt Service Payment Date; with respect to a prepayment of the Loan or a payment on the Maturity Date, interest shall also be calculated through the day prior to such prepayment or payment.

     2.2.5 USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     SECTION 2.3 LOAN PAYMENTS.

     2.3.1 PAYMENTS BEFORE EFFECTIVE MATURITY DATE. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount on the Debt Service Payment Date occurring in November, 2000 and on each Debt Service Payment Date thereafter to and including the Effective Maturity Date. Provided no Event of Default shall have occurred, each payment shall be applied (a) first to accrued and unpaid interest and (b) the balance to principal. The Monthly Payment Amount required hereunder is based upon a twenty-five (25) year amortization schedule attached as SCHEDULE VIII.

     2.3.2 PAYMENTS AFTER EFFECTIVE MATURITY DATE. On each Debt Service Payment Date occurring from and after the Effective Maturity Date Borrower shall (a) make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Initial Interest Rate and the balance applied to principal and (b) pay to Lender amounts to be applied to principal as set forth in Section 3.3(c) of the Cash Management Agreement. A portion of interest accrued at the Adjusted Interest Rate in an amount equal to interest that would have accrued from the preceding Debt Service Payment Date to such Debt Service Payment Date, at a rate equal to the difference between the Adjusted Interest Rate and the Initial Interest Rate, shall be added to the outstanding principal balance on the first day of the following month and shall earn interest at the Adjusted Interest Rate to the extent permitted by law (such accrued interest, "ACCRUED INTEREST").

     2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including without limitation the Accrued Interest) and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents. Lender shall have the right, at any time prior to the closing of a Securitization, to change the Maturity Date from the Maturity Date stated herein to the date of the Effective Maturity Date stated herein upon notice to Borrower (in which event such change shall then be deemed effective and all provisions of the Loan Documents with respect to periods after the Effective Maturity Date shall no longer apply). If requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

     2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that Borrower shall not be required to pay such amount in connection with the failure to pay a monthly installment of Debt Service on the date due if sufficient funds were on deposit in the Monthly Debt Service Account (as defined in the Cash Management Agreement) on such date and Lender failed to apply same to the payment of Debt Service. Any amount payable by Borrower pursuant to this Section 2.3.4 shall be secured by the Mortgages and the other Loan Documents.

     2.3.5 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

     (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, during such extension.

     (c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

     2.3.6 PAYMENTS AFTER EVENT OF DEFAULT. Any amounts received by Lender following the occurrence of an Event of Default may be applied by Lender toward the payment of interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

     SECTION 2.4 PREPAYMENTS.

     2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein with respect to Casualty and Condemnation, Borrower shall not have the right to prepay the Loan in whole or in part. On or after the Effective Maturity Date, Borrower may, at its option and upon fifteen (15) days prior notice to Lender, prepay the Debt in whole, but not in part, at any time without payment of the Yield Maintenance Premium or any other premium or penalty. Any prepayment received by Lender on a date other than a Debt Service Payment Date shall include interest which would have accrued thereon to the next Debt Service Payment Date. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

     2.4.2 MANDATORY PREPAYMENTS. On each date on which Lender actually receives a distribution of Net Proceeds with respect to any Individual Property, and if Lender is not required to make such Net Proceeds available to Borrower for the restoration of such Individual Property as set forth herein, Borrower shall, at Lender's option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amount through the next Debt Service Payment Date. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Debt Service Payment Date shall be held by Lender as collateral security for the Loan and shall be applied by Lender on the next Debt Service Payment Date. The Allocated Loan Amount with respect to such Individual Property will be reduced in an amount equal to such prepayment of principal.

     2.4.3 PREPAYMENTS AFTER DEFAULT. If after an Event of Default, payment of all or any part of the principal of the Loan that is not due and payable in accordance with the terms hereof absent an acceleration is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section
2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.


SECTION 2.4.3 SPECIFICALLY ACKNOWLEDGED AND AGREED TO BY:


PHOENIX SP HILTON LLC, CHICAGO HILTON LLC
SHORT HILLS HILTON LLC and
MCLEAN HILTON LLC,
each a Delaware limited liability company

By:  Hilton Spring Corporation,                  S.F. HILTON, INC.,
     a Delaware corporation,                     a Delaware corporation
     its Manager

     By:    __________________________           By: __________________________
            Name:  Jonathan A. Benowitz              Name:  Jonathan A. Benowitz
            Title:    Vice President                 Title:    Vice President

     SECTION 2.5 DEFEASANCE.

     2.5.1 TOTAL DEFEASANCE. (a) Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Release Date and prior to the Effective Maturity Date to obtain a release of the Lien of the Mortgages encumbering all Individual Properties (a "TOTAL DEFEASANCE") upon satisfaction of the following conditions:

     (i) Borrower shall provide Lender thirty (30) days prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the "DEFEASANCE DATE") on which Borrower shall have satisfied the conditions in this Section 2.5.1 and on which it shall effect the defeasance;

     (ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

     (iii) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

     (iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

     (v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to normal qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.5.1, (C) a defeasance pursuant to this Section 2.5.1 will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and
(E) if and to the extent required by the Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

     (vi) Borrower shall deliver to Lender a confirmation in writing from the applicable Rating Agencies to the effect that the release of the Individual Properties from the Lien of the Mortgage as contemplated by this Section 2.5.1 and the substitution of the Total Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates issued in connection with the Securitization which are then outstanding;

     (vii) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

     (viii) Borrower shall deliver a certificate of a "big five" or other nationally recognized public accounting firm acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

     (ix) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

     (x) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

     (b) If Borrower has elected to defease the entire Note and the requirements of this Section 2.5 have been satisfied, all of the Individual Properties shall be released from the Liens of their respective Mortgages and the Total Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Liens, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that contains standard provisions protecting the rights of a releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgages, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Individual Properties.

     2.5.2 PARTIAL DEFEASANCE. (a) Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Release Date and prior to the Effective Maturity Date to obtain a release of the Lien of the Mortgages encumbering one or more Individual Properties other than the San Francisco Hilton and the Chicago Hilton (a "PARTIAL DEFEASANCE") upon satisfaction of the following conditions:

     (i) Borrower shall provide Lender thirty (30) days prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying (A) a date (the "PARTIAL DEFEASANCE DATE") on which Borrower shall have satisfied the conditions in this Section 2.5.2 and shall effect the defeasance and (B) the Individual Property or Properties proposed to be released from the Lien of the Mortgages (individually a "RELEASE PROPERTY" and collectively the "RELEASE PROPERTIES");

     (ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

     (iii) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

     (iv) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to one hundred twenty percent (120%) of the Allocated Loan Amount for the Release Property or Release Properties, as the case may be (the "DEFEASED NOTE"), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Defeased Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower that is not an Affiliate of Borrower is established pursuant to Section 2.5.4. A Defeased Note may not be the subject of any further defeasance;

     (v) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

     (vi) After giving effect to the release of the Lien of the Mortgages encumbering the Individual Property or Individual Properties proposed by Borrower to be released, the Debt Service Coverage Ratio with respect to the remaining Individual Properties is not less than the greater of (A) the Debt Service Coverage Ratio of all Individual Properties encumbered by the Mortgages prior to the release and (B) 2.26x;

     (vii) Borrower shall have delivered to Lender and the Rating Agencies shall have received from Borrower with respect to the matters referred to in clause
(vi), (A) statements of the Net Cash Flow and Debt Service (both on a combined basis and separately for the applicable Individual Property or Individual Properties to be released) for the applicable measuring period and (B) based on the foregoing statements of Net Cash Flow and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and (C) calculations of the ratios referred to in such clause (vi), accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects;

     (viii) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to normal qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.5.2, (C) a defeasance pursuant to this Section 2.5.2 will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (D) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) if required by the Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

     (ix) Borrower shall deliver to Lender evidence in writing from the applicable Rating Agencies to the effect that the release of the Individual Property or Individual Properties from the Lien of the Mortgage as contemplated by this Section 2.5.2 and the substitution of the Partial Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates issued in connection with the Securitization which are then outstanding;

     (x) Borrower shall deliver a certificate of a "big five" or other nationally recognized public accounting firm acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

     (xi) Borrower shall deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 2.5.2(a) have been satisfied;

     (xii) Borrower shall deliver to Lender such other certificates, documents or instruments as Lender may reasonably request; and

     (xiii) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses and Rating Agency expenses.

     (b) If Borrower has elected to make a Partial Defeasance and the requirements of this Section 2.5 have been satisfied, the Release Property or Release Properties shall be released from the Lien of their Mortgage. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Partial Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which such Individual Property is located and that contains standard provisions protecting the rights of a releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgages, including Lender's reasonable attorneys' fees. Borrower shall cause title to the Individual Property so released from the Lien of the Mortgage to be transferred to and held by a Person other than Borrower. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Individual Properties.

     2.5.3 DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, Successor Borrower shall open at any Eligible Institution the defeasance collateral account (the

"DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, and (ii) cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Debt Service Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Total Defeasance Collateral or the Partial Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral and Partial Defeasance Collateral are deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral and Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

     2.5.4 SUCCESSOR BORROWER. In connection with a Total Defeasance or Partial Defeasance under this Section 2.5, Borrower shall, if required by the Rating Agencies or if Borrower so elects, establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower's option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the Total Defeasance Collateral or the Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents except to the extent of any cross collateralization required hereunder and except for property-related obligations which survive the payment of the Debt. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

     SECTION 2.6 CASH MANAGEMENT.

     Borrower shall direct the Manager to deposit all Rents (excluding security, utility and other deposits) in accordance with the Clearing Account Agreements and the Cash Management Agreement.

     SECTION 2.7 PROPERTY SUBSTITUTIONS.

     2.7.1 CONDITIONS TO SUBSTITUTION. Subject to the terms and conditions set forth in this Section 2.7, Borrower may obtain a release of the Lien of a Mortgage and the related Loan

Documents encumbering an Individual Property (each, a "SUBSTITUTED PROPERTY" and collectively, the "SUBSTITUTED PROPERTIES") by substituting therefor one or more full service hotel properties (collectively, a "SUBSTITUTE PROPERTY") of comparable or better quality and physical condition to that of the Substituted Property on the Closing Date, provided that (a) no such substitution may occur after the Effective Maturity Date, (b) such substitution shall not be allowed for the San Francisco Hilton or the Chicago Hilton at any time and (c) no such substitution shall be permitted prior to the earlier of (x) the second (2nd) anniversary of the Closing Date or (y) the final Securitization of the Loan. In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

     (a) Simultaneously with the substitution, Borrower shall convey fee simple title to the Substituted Property to a Person other than Borrower.

     (b) Lender shall have received an appraisal of the Substitute Property dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Substituted Property determined by Lender at or about the Closing Date.

     (c) Immediately after giving effect to the substitution, the Debt Service Coverage Ratio for the Loan for all of the Individual Properties (including the Substitute Property but excluding the Substituted Property) is not less than the greater of (i) 2.26x and (ii) the Debt Service Coverage Ratio for the Loan for all of the Individual Properties (including the Substituted Property but excluding the Substitute Property) as of the date immediately preceding the substitution.

     (d) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Certificates issued in connection with the Securitization that are then outstanding. If a Securitization has not occurred, Lender shall have approved the Substitute Property in its reasonable discretion.

     (e) No Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received an Officer's Certificate in form and substance satisfactory to the Rating Agencies confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents including, without limitation, the representations and warranties set forth in Section 3.1 of this Agreement, are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Individual Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Individual Properties, the Substitute Property or the Loan as the Rating Agencies may require and as are customary in property substitutions similar to the substitution of the Substitute Property for the Substituted Property in connection with lending transactions similar to the Loan and as are consistent with the facts covered by such representations and warranties as they exist as of the date thereof, which representations and warranties shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents, it being understood, however, that such representations and warranties shall have been made only as of the date of the substitution.

     (f)  Borrower shall have executed, acknowledged and delivered to Lender
(i) a Mortgage, an Assignment of Leases and two UCC Financing Statements for jurisdictions requested by Lender with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, (ii) an Environmental Indemnity with respect to the Substitute Property, and (iii) such amendments to the Loan Documents as may be required in order to evidence the substitution. The Mortgage, Assignment of Leases, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (n) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred fifty percent (150%) of the amount of the Loan allocated to the Substitute Property. The amount of the Loan allocated to, and the Allocated Loan Amount of, the Substitute Property (such amount being hereinafter referred to as the "SUBSTITUTE ALLOCATED LOAN AMOUNT") shall equal the Allocated Loan Amount of the related Substituted Property. In the event that the Substitute Property is owned by a Person that is not a Borrower prior to such substitution, such Person shall execute and deliver an agreement pursuant to which such Person shall assume all of Borrower's obligations under the Loan Documents.

     (g) Lender shall have received (i) a "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of an existing Mortgage evidencing the substitution of the Substitute Property for the Substituted Property, to the extent such endorsements are available in the related jurisdictions, and (ii) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by one or more of the title companies that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance Policy issued with respect to the

Substitute Property shall (A) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Substitute Allocated Loan Amount, (B) insure Lender that the relevant Mortgage creates a valid first lien on fee estate of the Substitute Property, free and clear of all exceptions from coverage other than Permitted Encumbrances (other than clause (ii) of the definition of such term herein) and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and (D) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence acceptable to Lender showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid. In no event shall Substitute Property be an interest in a ground lease in connection with any substitution prior to a Securitization. Subsequent to a Securitization, a Substitute Property affected by a ground lease shall be permitted only if such ground lease satisfies the then-current criteria of the Rating Agencies, as evidenced by written confirmation from the Rating Agencies that such ground lease will not result in the qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates, Lender shall have received an estoppel certificate from the ground lessor that satisfies the then-current criteria of the Rating Agencies and Lender shall have received an opinion of Borrower's counsel stating that such ground lease satisfies all applicable ERISA requirements.

     (h) Lender shall have received (i) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot, (ii) a letter from the appropriate Governmental Authority stating that the Substitute Property constitutes a separate tax lot or (iii) copies of tax assessments from the appropriate taxing authority demonstrating that the Substitute Property constitutes a separate tax lot.

     (i) Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1997 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property or other type of real property description (e.g., block and lot) that is customarily used in the jurisdiction in which the Substitute Property is located. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area" (or, if it is so located, such property shall be covered by flood insurance meeting the requirements set forth in Section 5.1.1(a)(i) hereof).

     (j) Lender shall have received valid certificates of insurance indicating that the requirements for the Policies required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

     (k) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Environmental Indemnity) and is not subject to any risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, a substitution shall not be allowed with respect to such proposed Substitute Property at any time prior to a Securitization. If, subsequent to a Securitization, any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation required to be undertaken by an environmental consultant selected by Lender and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (i) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property or any danger of contamination from any off-site Hazardous Substance that has not been fully remediated and (ii) a certificate from Borrower stating that all such remediation work has been paid in full. As used in this paragraph, Hazardous Substance shall not include any cleaning or other products generally used in connection with, and necessary and appropriate for, the routine maintenance or repair of the Substitute Property or the operation thereof in accordance herewith, which are used, stored and disposed of in compliance with Environmental Law (as defined in the Environmental Indemnity).

     (l) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of material damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a letter from the municipality in which such Property is located, or a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws, if offered in the jurisdiction in which the Substitute Property is located), or an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (i) above (with respect to subdivision laws). If the Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, a substitution shall not be allowed with respect to such proposed Substitute Property at any time prior to a Securitization. If, subsequent to a Securitization, any such Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, such report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost (less the amount of FF&E Funds deposited for such immediate repairs, provided such repairs are included in a capital expenditures program for such Substitute Property), which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (i) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions

Report indicating that the recommended repairs were completed in good and workmanlike manner and (ii) paid receipts indicating that the costs of all such repairs have been paid.

     (m) Borrower shall deliver or cause to be delivered to Lender (i) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the Closing Date; (ii) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (iii) resolutions of the Borrower authorizing the substitution and any actions taken in connection with such substitution.

     (n) Lender shall have received the following opinions of Borrower's counsel: (i) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (f) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (ii) an opinion of Gibson, Dunn & Crutcher LLP or such other counsel acceptable to the Rating Agencies stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (f) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (iii) an opinion of Borrower's counsel acceptable to the Rating Agencies stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (iv) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein or, if the Substitute Property is owned by a Person that is not a Borrower as of the Closing Date, a replacement Insolvency Opinion and (v) an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

     (o) Borrower shall have paid or created adequate reserves for payment of all Basic Carrying Costs relating to the Individual Properties and the Substitute Property through the date of substitution, including without limitation, (i) accrued but unpaid insurance premiums relating to the Individual Properties and the Substitute Property, (ii) currently due Taxes (including any in arrears) relating to the Individual Properties and the Substitute Property and (iii) currently due Other Charges relating to the Individual Properties and Substitute Property.

     (p) Borrower shall have paid to Lender a substitution fee of $25,000 for each Substituted Property and shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

     (q) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the three (3) years immediately prior to the date of substitution (or such lesser time as the Substitute Property has had operations under the management of the Borrower or an Affiliate of the Borrower except to the extent such statements for prior periods have been made available to Borrower or an Affiliate of Borrower), and audited financial statements for the most current completed Fiscal Year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

     (r) Borrower shall have delivered to Lender estoppel certificates in a form reasonably acceptable to Lender from tenants under Major Leases at the Substitute Property to which Borrower will be a party. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrower shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such lease.

     (s) Lender shall have received copies of all Major Leases and Material Agreements relating to the leasing and operation of the Substitute Property to which Borrower will be a party together with a certification of Borrower attached to each such Major Lease and Material Agreements certifying that the attached copy is a true and correct copy of such Major Lease and Material Agreement and all amendments thereto.

     (t) Lender shall have received a subordination, nondisturbance and attornment agreement with respect to each Major Lease affecting the Substitute Property other than any Lease that is, by its terms, subordinate to the Mortgage with respect to the Substitute Property and, if the law of the State where the Substitute Property is located allows the tenant under the Lease in question to treat such Major Lease as terminated in the event of sale by foreclosure or power of sale, provides for attornment to a subsequent owner in the case of sale by foreclosure or power of sale.

     (u) Lender shall have received a certified copy of the Management Agreement for the Substitute Property and the Manager shall have executed and delivered to Lender an Assignment of Management Agreement for such Management Agreement. Each new Manager shall execute and deliver to Lender a Clearing Account Agreement and such other documents as may be required in order to confirm such Manager's compliance with the cash management procedures set forth in the Loan Documents. Each new Manager or Management Agreement shall be subject to written confirmation from the Rating Agencies that such Manager or Management Agreement will not result in the qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates.

     (v) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

     (w) Upon satisfaction of the foregoing, but not less than thirty (30) days prior to the date of such substitution (or such shorter period as is approved by Lender in its sole discretion), Borrower shall submit to Lender a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and satisfactory to Lender in its sole discretion. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.7.1 have been satisfied.

     2.7.2 RELEASE AND SUBSTITUTION. Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.


                       III. REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 BORROWER REPRESENTATIONS.

     Borrower represents and warrants that:

     3.1.1 ORGANIZATION. Each of Borrower and SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement and the other Loan Documents and all the transactions contemplated hereby.

     3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

     3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best of Borrower's knowledge, threatened against Borrower or any Individual Property in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

     3.1.5 AGREEMENTS. Borrower is not in default with respect to any Material Agreement or any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or the Individual Properties or might have consequences that would materially and adversely affect its performance hereunder.

     3.1.6 CONSENTS. No consent, approval, authorization or order of any Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

     3.1.7 TITLE. Borrower has good, marketable and insurable title in fee simple to the real property comprising part of the Individual Properties owned by it and good title to the balance of such Individual Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances. Borrower also represents that there are no matters in the Title Insurance Policies which would constitute monetary liens on the Individual Properties other than items (i),
(iii), (iv) and (vi) in the definition of "Permitted Encumbrances" herein. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on all of Borrower's right, title and interest in and to the applicable Individual Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all of Borrower's right, title and interest in and to personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, unless such lien is insured against under the related title insurance policy or is a Permitted Encumbrance. The Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of Borrower to pay the Loan or (b) the use or operation of any Individual Property or the value thereof.

     3.1.8 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

     3.1.9 COMPLIANCE. Borrower and each of the Individual Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would reasonably be expected to materially and adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not received notice that it has committed any act which would reasonably be expected to give any Governmental Authority the right to cause Borrower to forfeit any of the Individual Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

     3.1.10 FINANCIAL INFORMATION. The historical financial data delivered to the Lender on or prior to the Closing Date, including, without limitation, the statements of cash flow and income and operating expense, that have been prepared by Borrower or any other Affiliate of Borrower and delivered to Lender in respect of the Individual Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Individual Properties as of the date of such reports, and (iii) with respect to annual audited financial statements, have been prepared in accordance with GAAP throughout the periods covered. To Borrower's knowledge, all historical financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been prepared by any other Person and delivered to Lender by Borrower in respect of the Individual Properties (i) are true, complete and correct in all material respects, and (ii) accurately represent the financial condition of the Individual Properties as of the date of such reports. Except as referred to or reflected in said financial data, Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and known to Borrower. Since December 31, 1999, there has been no material adverse change in the financial condition, operations or business of Borrower or the Individual Properties from that set forth in said financial statements.

     3.1.11 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Individual Properties or for the relocation of roadways providing access to any of the Individual Properties.

     3.1.12 UTILITIES AND PUBLIC ACCESS. Each of the Individual Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses.

     3.1.13 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property.

     3.1.14 ASSESSMENTS. There are no pending or, to the best of Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Individual Properties, nor are there, to the best of Borrower's knowledge, any contemplated improvements to any of the Individual Properties that may result in such special or other assessments.

     3.1.15 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     3.1.16 ASSIGNMENT OF LEASES. Each Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the related Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor thereunder, including the right to operate the related Individual Property. No Person other than Lender has any interest in or assignment of Borrower's interest in the Leases or any portion of the Rents due and payable thereunder.

     3.1.17 INSURANCE. Each building or other improvement located on each Individual Property is insured in accordance with the requirements of this Agreement; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require thirty (30) days prior notice to the insured of termination or cancellation, and no such notice has been received. Neither Borrower nor, to the best of Borrower's knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

     3.1.18 LICENSES. All material certifications, permits, licenses and approvals, including without limitation, liquor licenses and certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of each of the Individual Properties in the manner in which such Individual Property is currently being used, occupied and operated have been obtained and are in full force and effect. Each Individual Property has a certificate of occupancy or other local equivalent (where required by applicable Legal Requirements) and the use being made of each Individual Property is in material conformity with such certificate of occupancy

     3.1.19 FLOOD ZONE. Except as shown on the Surveys, none of the Improvements on any of the Individual Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area and, to the extent that any part of any Individual Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain," such Individual Property is covered by flood insurance meeting the requirements set forth in Section 5.1.1(a)(i) hereof.

     3.1.20 PHYSICAL CONDITION. Each of the Individual Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no material structural or other defects or damages in any of the Individual Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Individual Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     3.1.21 BOUNDARIES. All of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances affecting the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

     3.1.22 LEASES. The Individual Properties are not subject to any Leases other than the Leases described in SCHEDULE VII attached hereto and made a part hereof. The Leases identified on SCHEDULE VII are in full force and effect and there are no defaults thereunder by either party. No Rent in excess of one million dollars ($1,000,000) in the aggregate for all the Individual Properties has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant.

     3.1.23 TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Individual Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid or will be paid by Borrower upon recordation of the Mortgages. All taxes and governmental assessments due and owing by Borrower in respect of each Individual Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgages.

     3.1.24 SINGLE PURPOSE. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

     (a) Borrower does not own and will not own any asset or property other than (i) the Individual Properties, and (ii) incidental personal property necessary for the ownership or operation of the Individual Properties.

     (b) Borrower will not engage in any business other than the ownership, management and operation of the Individual Properties.

     (c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

     (d) Borrower has not incurred any Indebtedness outstanding on the date 0hereof, and will not hereafter incur any Indebtedness, in each case, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (i) the Debt, (ii) unsecured trade payables incurred in the ordinary course of business, (iii) debt incurred in connection with capital lease obligations and purchase money financing with respect to equipment and other personal property used on the Individual Properties, provided, however with respect to the Indebtedness referred to in subclauses (ii) and (iii), (A) the same is not secured by a lien or security interest in the Individual Properties (other than the personal property so financed) and (B) the amount of all Indebtedness in the aggregate incurred pursuant to subclauses (ii) and
(iii), shall not exceed $20,000,000 in the aggregate at any one time outstanding (the Indebtedness referred to in clauses (i), (ii) and (iii), the "PERMITTED INDEBTEDNESS"). No Indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by the Individual Properties.

     (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

     (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses of which Borrower will pay its allocated share) from its assets as the same shall become due.

     (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender.

     (h) Except to the extent permitted under the Loan Documents, Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower will prepare separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the financial statement of any other Person, provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person unless required by applicable law. Borrower shall maintain its books, records, resolutions and agreements as official records. Borrower shall file separate federal or state income tax returns, if required by applicable law.

     (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks bearing its own name.

     (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

     (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

     (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

     (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

     (o) If Borrower is a limited liability company, (i) its sole member shall be a Delaware corporation whose sole asset is its interest in Borrower and (ii) it shall have a non-member manager which shall be a Delaware corporation whose sole asset is its interest in Borrower and whose consent is necessary with respect to the filing of any bankruptcy or insolvency proceeding of Borrower and with respect to the dissolution, liquidation, winding up, consolidation or merger, in whole or in part, of Borrower and which will become a member of Borrower upon the dissolution, liquidation, winding up, consolidation or merger, in whole or in part, of Borrower's sole member. If Borrower is a corporation, its shareholder shall be a Delaware corporation whose sole asset is its interest in Borrower. (Each such sole member, non-member manager and shareholder are called an "SPC PARTY"). Each SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles or certificate of incorporation are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to Lender and the Rating Agency or Rating Agencies, as applicable, with respect to Borrower, the new SPC Party and its equity owners.

     (p) Borrower shall at all times cause there to be at least two duly appointed members of the board of directors (each, an "INDEPENDENT DIRECTOR") of Borrower (if Borrower is a corporation) and of each SPC Party reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment or at any time while serving as a director of such SPC Party, and may not have been at any time during the preceding five years (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of such corporation, Borrower or any Affiliate of either of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such corporation, Borrower or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

     (q) Borrower shall not cause or permit the board of directors of Borrower (if Borrower is a corporation) or any SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of Borrower (if Borrower is a corporation) or of any SPC Party that requires the affirmative vote of the Independent Directors unless at the time of such action there shall be at least two members who are each an Independent Director.

     (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and the SPC Party.

     (s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts other than pursuant to, and in accordance with, the Management Agreements.

     (t) Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

     (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

     (v) Borrower shall not have or create any subsidiaries or hold any equity interest in any other Person (except for Permitted Investments).

     3.1.25 NO BANKRUPTCY FILING. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

     3.1.26 FULL AND ACCURATE DISCLOSURE. To the best of Borrower's knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, any Individual Property, Borrower or its business, operations or condition (financial or otherwise).

     3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     3.1.28 FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     3.1.29 FRAUDULENT TRANSFER Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The assets of Borrower do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts reasonably expected to be payable on or in respect of its obligations).

     3.1.30 INVESTMENT COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.1.31 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. To the best of Borrower's knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or any Individual Property.

     3.1.32 MANAGEMENT AGREEMENTS. All of the representations and warranties with respect to the Management Agreements set forth in Article VII of this Agreement are true and correct in all respects.

     3.1.33 ORGANIZATIONAL CHART. The organizational chart attached as
SCHEDULE IV hereto, relating to Borrower and certain affiliates and other parties, is true, complete and correct on and as of the date hereof.

     SECTION 3.2 SURVIVAL OF REPRESENTATIONS.

     The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents, it being understood, however, that such representations and warranties have been made only as of the Closing Date.


                             IV. BORROWER COVENANTS

     SECTION 4.1 BORROWER AFFIRMATIVE COVENANTS.

     Borrower hereby covenants and agrees with Lender that:

     4.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to it and its ownership of the Individual Properties.

     4.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Individual Properties or any part thereof prior to the time the same become delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of
Section 6.2 hereof and is escrowing for Taxes and has not delivered a Letter of Credit in lieu of such escrows pursuant to Section 6.9 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are to be paid by Lender pursuant to Section 6.2 hereof. Except as hereinafter provided, Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Individual Properties. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that
(i) no Default or Event of Default has occurred and is continuing ; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to 100% of (y) any unpaid contested amount, to insure the payment of any such Taxes or Other Charges, and (z) all interest and penalties that may be assessed thereon during such contest as reasonably determined by Lender.

     4.1.3 LITIGATION. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or against any Individual Property which would reasonably be expected to materially adversely affect any of the Individual Properties or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

     4.1.4 ACCESS TO INDIVIDUAL PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Individual Properties or any part thereof at reasonable hours upon reasonable advance notice and in a reasonable manner that does not unreasonably disrupt Borrower's business operations.

     4.1.5 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

     (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

     (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     4.1.6 FINANCIAL REPORTING.

     (a) The Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to each Borrower to examine such books and records at the office of such Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, each Borrower shall pay all costs and expenses incurred by Lender to examine such Borrower's books and records.

     (b)  The Borrower shall furnish Lender annually, within one hundred five
(105) days following the end of each Fiscal Year of such Borrower, a complete copy of Borrower's annual combined financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP. Such financial statements shall be accompanied by an unaudited combining balance sheet and income statement of Borrower with detail for each Individual Property.

     (c) The Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower's Fiscal Year), the following items:

          (i) quarterly and year-to-date unaudited statement of income and expense and year-to-date unaudited statement of cash flow on a combined basis for Borrower with detail for each Individual Property, with a balance sheet for such quarter for Borrower;

          (ii) occupancy reports, room rate reports, RevPAR calculations, Star reports (if available to Borrower) and capital expenditure/FF&E reports.

     (d)  Borrowers' financial statements delivered pursuant to Section 4.1.6
(b) and (c) shall be accompanied by (i) a certificate executed by an officer of Borrower in substantially the form attached as SCHEDULE X stating that such annual financial statements present fairly the financial condition and the results of operations of Borrower and certifying as of the date thereof whether to the best of such Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) an explanation reconciling the discrepancies, if any, between unaudited financial statements and audited financial statements.

     (e) Each Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have the right to approve each Annual Budget (i) covering any period during which a Cash Trap Period (as defined in the Cash Management Agreement) exists and the Net Cash Flow for the Individual Properties in the aggregate is equal to or less than $57,000,000 (as reduced by the product of the Allocated Percentage and $57,000,000 with respect to any Individual Property that has been the subject of a Partial Defeasance) or (ii) covering any period after the Effective Maturity Date, provided that, with respect to any Annual Budget submitted for a period prior to the Effective Maturity Date, Lender shall not unreasonably withhold its approval and shall be deemed to have approved such Annual Budget if the items contained in such Annual Budget on a line item basis do not exceed the greater of five percent (5%) of the previous Annual Budget or $100,000. (Annual Budgets approved or deemed approved by Lender shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET"). In the event that, prior to the Effective Maturity Date, a Cash Trap Period shall occur after an Annual Budget has been submitted, such Annual Budget shall then be subject to Lender's approval. In the event that, after the Effective Maturity Date, Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

     (f) Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Individual Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

     4.1.7 TITLE TO THE INDIVIDUAL PROPERTIES. Borrower will warrant and defend the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Individual Properties against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

     4.1.8 ESTOPPEL STATEMENT.

     (a) After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

     (b) After request by Borrower, Lender shall within five (5) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, and (iii) the date installments of interest and/or principal were last paid.

     (c) Borrower shall deliver to Lender, upon request made no more frequently than twice in any twelve (12) month period, an estoppel certificate from each tenant under any Major Lease and each Manager under a Management Agreement; provided that such certificate as to Major Leases, (i) is available to Borrower pursuant to the terms of such Lease, and (ii) may be in the form required under such Lease.

     4.1.9 LEASES.

     (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable, in the good faith judgment of Borrower, to existing local market rates for similar properties, (ii) be on commercially reasonable terms, and (iii) provide that such Lease is subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee will attorn to Lender.

     (b) All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, which shall not unreasonably be withheld. All Leases and renewals of Leases executed after the Effective Maturity Date shall be subject to Lender's prior approval.

     (c) Borrower shall not terminate or accept a surrender of any Major Lease without Lender's prior approval, except upon the expiration of the Lease term.

     (d) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender's prior approval; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); and (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents).

     (e) Upon request, Borrower shall furnish Lender with executed copies of all Leases.

     4.1.10 ALTERATIONS. Except with respect to emergency repairs which require immediate attention and except for the San Francisco Capital Improvements, Lender's prior approval shall be required in connection with alterations (a) that are Material Alterations that would reasonably be expected to have a material adverse impact on the use or operation of such Individual Property or on Borrower's ability to make Debt Service payments at any time during the duration of the work constituting such Material Alteration, (b) that are Material Alterations and the cost of which are reasonably anticipated to exceed the Alteration Threshold or (c) made after the Effective Maturity Date. Except with respect to the San Francisco Capital Improvements, if the total unpaid contract cost or, if not pursuant to a contract, the anticipated cost, with respect to all Material Alterations to the Improvements that are either under contract or have commenced shall at any time exceed $20,000,000 in the aggregate at any one time, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations,
(iii) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (iv) a completion bond provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to all Material Alterations under contract or commenced (other than such amounts to be paid or reimbursed by amounts in any Fund allocated to such alteration) over the $20,000,000. At such time as the amount of any security so deposited exceeds the remaining cost to complete the Material Alteration for which such security was deposited, as determined by Lender in its reasonable discretion, Lender shall disburse such excess amounts to Borrower upon Borrower's satisfaction of the conditions set forth in Section 5.3.2(b) - (g) as if such disbursement was a disbursement of Net Proceeds. Borrower shall deliver such evidence as Lender may reasonably require that any Material Alterations are in compliance with all applicable Legal Requirements.

     4.1.11 SAN FRANCISCO CAPITAL IMPROVEMENTS. Borrower shall promptly perform the Capital Expenditures in connection with the San Francisco Hilton (the "SAN FRANCISCO CAPITAL IMPROVEMENTS") set forth on the Capital Expenditures Schedule annexed hereto as SCHEDULE V such that the same are substantially completed on or before December 31, 2002, subject to any Force Majeure. Borrower shall complete the San Francisco Capital Improvements in a good and workmanlike manner in compliance with all applicable Legal Requirements. Borrower shall pay for the San Francisco Capital Improvements and shall keep the San Francisco Capital Improvements free and clear of all Liens.

     4.1.12 MATERIAL AGREEMENTS. Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder,
(b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

     4.1.13 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

     4.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Mortgage is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or Mortgage prior to or subsequent to any Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, or (d) Lender shall attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all reasonable costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys', experts', consultants' and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

     4.1.15 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Individual Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Individual Properties. Borrower shall at all times cause the Individual Properties to be maintained as first class full service hotels.

     4.1.16 CONDOMINIUM.

     (a) New Jersey Borrower shall comply with all of the terms, covenants and conditions of the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time; and

     (b) New Jersey Borrower shall pay, or cause to be paid, all assessments for common charges and expenses made against the Condominium owned by New Jersey Borrower pursuant to the Condominium Documents as the same shall become due and payable.

     4.1.17 LOANS FEES.

     Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain commitment letter between Guarantor and Morgan Stanley Dean Witter dated July 31, 2000.

     SECTION 4.2 BORROWER NEGATIVE COVENANTS.

     Borrower covenants and agrees with Lender that:

     4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior consent of Lender, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in the Borrower, the Individual Properties or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage and this Agreement, other than as permitted pursuant to Article VIII.

     4.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any of the Individual Properties except for Permitted Encumbrances.

     4.2.3 DISSOLUTION. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership, operation and leasing of the Individual Properties, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which any SPC Party would be dissolved, wound up or liquidated in whole or in part, or
(B) amend, modify, waive or terminate the certificate of incorporation or bylaws of any SPC Party, in each case, without obtaining the consent of Lender if a Securitization has not occurred or Rating Agency Confirmation if a Securitization has occurred.

     4.2.4 INTENTIONALLY OMITTED.

     4.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except in the ordinary course of Borrower's business.

     4.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties, if such a transaction is available to Borrower.

     4.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Individual Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Individual Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     4.2.8 ASSETS. Borrower shall not purchase or own any properties other than the Individual Properties.

     4.2.9 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

     4.2.10 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

     4.2.11 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

     (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

     (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

     (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

     4.2.12 MATERIAL AGREEMENTS. Borrower shall not, without Lender's prior written consent: (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms'-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms'-length basis and commercially reasonable terms.

     4.2.13 CONDOMINIUM DOCUMENTS. New Jersey Borrower shall not, without Lender's prior written consent, amend, modify, supplement or terminate, or consent to or suffer the amendment, modification, supplementation or termination of any of the Condominium Documents.

     V.   INSURANCE, CASUALTY AND CONDEMNATION

     SECTION 5.1 INSURANCE.

     5.1.1 INSURANCE POLICIES. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each of the Individual Properties providing at least the following coverages:

     (i) comprehensive all risk insurance on the Improvements and the personal property at the Individual Properties, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Individual Properties waiving all co-insurance provisions; (C) providing for no deductible in excess of the following: (1) Twenty-Five Thousand and No/100 Dollars ($25,000) for any one accident with respect to boiler and machinery insurance, (2) with respect to earthquake insurance, 5% of the replacement cost of the San Francisco Hilton subject to a $250,000 minimum and (3) $100,000 for any other loss, provided that maintenance of such deductibles shall be commercially reasonable and shall be maintained by owners of properties similar in type, location and quality as the Individual Properties but, in the case of clause (3), shall not be in excess of $500,000. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the Allocated Loan Amount of the relevant Individual Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall reasonably require; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event an Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

     (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on "occurrence" form with a combined limit, of not less than One Million and No/100 Dollars ($1,000,000);
(B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

     (iii) business income insurance (A) with loss payable to Lender;
(B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) in an amount equal to one hundred percent (100%) of the net income and continuing expenses from the Individual Property. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Individual Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be deposited in the Cash Management Account and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note in the manner and priority set forth in the Cash Management Agreement with respect to Rents; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

     (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, Borrower shall maintain or cause to be maintained (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

     (vi) comprehensive boiler and machinery insurance and accompanying business interruption insurance, if applicable, in the amount of Twenty-Five Million and No/100 Dollars ($25,000,000) for any one accident on terms consistent with the commercial property insurance policy required under subsection (i) above;

     (vii) umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

     (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and

     (ix) so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages;

     (x) insurance against employee dishonesty in an amount not less than Ten Million and No/100 Dollars ($10,000,000) from the Property and with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000), provided that maintenance of such deductible shall be commercially reasonable and shall be maintained by owners of properties similar in type, location and quality as the Individual Properties; and

     (xi) upon sixty (60) days' written notice, such other reasonable insurance as is commercially available and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

     (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the reasonable approval of Lender as to deductibles, loss payees and insureds. Not less than three (3) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies shall be delivered to Lender. Evidence of payment of the premiums due under the Policies (the "INSURANCE PREMIUMS") shall be supplied, to Lender as soon as is reasonably practical. Upon renewal of the Policies, evidence of such renewal shall be delivered no later than five (5) days thereafter.

     (c) If any Individual Property is insured under a blanket policy, such coverage shall provide equivalent coverage for such Individual Property had it been insured under a separate policy.

     (d)  All Policies of insurance provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a lender's loss payable clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies of insurance provided for in Section 5.1.1(a)(i), (iii) and (vi) shall contain clauses or endorsements to the effect that no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.

     (f) All Policies of insurance provided for in Section 5.1.1(a) shall contain clauses or endorsements to the effect that:

     (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured; and

     (ii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Individual Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

     (h) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     5.1.2 INSURANCE COMPANY. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which each Individual Property is located. Each of such insurance companies shall have a claims paying ability rating by S&P of (i) "A" or better for at least seventy-five percent (75%) of each type of insurance coverage and (ii) "BBB" or better for the remaining twenty-five percent (25%). Each of such insurance companies shall also have a claims paying ability rating of (i) "A" or better by Fitch and "A2" or better by Moody's for at least seventy-five percent (75%) of each type of insurance coverage and (ii) "BBB" or better by Fitch and "Baa2" or better by Moody's for the remaining twenty-five percent (25%); provided, however, if Fitch or Moody's shall not provide a rating for such insurance companies, then the ratings of S&P for such insurance companies shall be substituted therefor. Notwithstanding anything to the contrary contained in this Section 5.1.2, if any Rating Agency shall not rate the Certificates in connection with a Securitization, its rating requirements shall be disregarded unless the proviso in the immediately preceding sentence shall apply, in which case S&P's rating requirements shall not be disregarded.

     SECTION 5.2 CASUALTY AND CONDEMNATION.

     5.2.1 CASUALTY. If an Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall reasonably promptly commence and diligently prosecute to completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with and subject to Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

     5.2.2 CONDEMNATION. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If an Individual Property is taken in part by any Governmental Authority, Borrower shall reasonably promptly commence and diligently prosecute the Restoration of the Individual Property and otherwise comply with the provisions of Section 5.3. If the Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right to receive the Award, or a portion thereof sufficient to pay the Debt.

     SECTION 5.3 DELIVERY OF NET PROCEEDS.

     5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

     5.3.2 MAJOR CASUALTY OR CONDEMNATION. (a) If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, in the manner and subject to the fulfillment of the conditions set forth below:

     (i)  no Event of Default shall have occurred and be continuing;

     (ii) (A) in the event the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, no portion of the Improvements constituting the hotel located on the related Individual Property and no material portion of the other Improvements is the subject of the Condemnation nor is access thereto materially impaired as a result of such Condemnation and provided sufficient parking remains after the Condemnation to comply with Legal Requirements and for the proper operation of the Individual Property in question;

     (iii) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue completion of the same;

     (iv) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

     (v) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Effective Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii); provided that if such insurance coverage will expire in the opinion of Lender prior to the anticipated completion date of such Restoration, Borrower may deposit collateral reasonably acceptable to Lender in an amount sufficient to pay the Debt Service, make the required deposits of Funds for such Individual Property and pay all other costs in connection with the operation, use and maintenance of the Individual Property in question until the completion of such Restoration, in which case the condition set forth in this Section 5.3.2(a)(v)(D) shall be deemed satisfied;

     (vi) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

     (vii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

     (viii) such Casualty or Condemnation, as applicable, does not result in the loss of legal access to a publicly-dedicated right-of-way or unreasonably interfere with pedestrian access to the Individual Property or the related Improvements, except pending completion of the Restoration, or have an adverse effect on the ingress or egress to the Individual Property or the related Improvements, except pending completion of the Restoration.

     (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same (other than notices to the owner which do not constitute a Lien and which are given as a matter of preserving a right to claim a Lien), or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

     (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval by Lender and by an independent architect selected by Lender (the "CASUALTY CONSULTANT"); provided, however, no such approvals shall be required if (i) the architect or professional engineer who prepared the plans and specifications shall provide Lender with a certificate stating that all plans and specifications are in compliance with all Legal Requirements, and (ii) such architect or professional engineer shall have been reasonably approved by Lender. The identity of any Person who provides a certification to Lender upon which Lender will rely and any general contractors engaged in the Restoration, together with the contracts under which they have been engaged, shall be subject to approval by Lender and the Casualty Consultant, which approval with respect to the contractor shall not be unreasonably withheld and with respect to the contracts shall be given if the contracts are reasonably similar to the industry standard. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

     (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

     (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

     (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Borrower and the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

     (g) In the case of a Casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents. In the case of a Condemnation, the excess, if any, referred to in the immediately preceding sentence hereof which is to be remitted to Borrower shall be limited to the amount of Net Proceeds Deficiency deposited with Lender by Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

     (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

     (i)  Notwithstanding anything to the contrary contained in this
Section 5.3.2, subsections (b) through (f) shall only apply in the event that the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold.

                                VI. RESERVE FUNDS

     SECTION 6.1 REQUIRED REPAIR FUNDS.

     6.1.1 DEPOSIT OF REQUIRED REPAIR FUNDS. Borrower shall perform the repairs at the Individual Properties as set forth on SCHEDULE II hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS") within one (1) year of the Closing Date. On the Closing Date, Borrower shall deposit with Cash Management Bank One Million Two Hundred Twenty Eight Thousand Eight Hundred Seventy Five and No/100 Dollars ($1,228,875.00) to perform the

Required Repairs (such amount so deposited shall hereinafter be referred to as the "REQUIRED REPAIR FUNDS").

     6.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender's option, if the cost of the Required Repairs exceeds $250,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer's inspection of the Required Repairs, and
(f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Repair Funds more frequently than once each calendar month, or with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total Required Repair Funds is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made).

     SECTION 6.2 TAX FUNDS.

     6.2.1 DEPOSIT OF TAX FUNDS. On the Closing Date, Borrower shall deposit with Cash Management Bank the amount of Three Million Four Hundred Sixty Three Thousand Seven Hundred Seventy and 55/100 Dollars ($3,463,770.55) and on each Debt Service Payment Date Borrower shall deposit with Cash Management Bank an amount equal to one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates (such amounts so deposited shall hereinafter be referred to as the "TAX FUNDS"). If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within three (3) Business

Days after its receipt of such notice but in no event later than the date prior to the day when Taxes are due.

     6.2.2 RELEASE OF TAX FUNDS. Unless Borrower shall have delivered a Letter of Credit pursuant to Section 6.8.1 hereof, Lender shall apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender shall do so according to any bill or statement furnished by the Borrower and certified by the Borrower to be a true, correct and complete copy of its tax bill, or if no such copy is furnished by the Borrower, procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amounts of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, at Borrower's option and after notice to Lender, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

     SECTION 6.3 INSURANCE PREMIUM FUNDS.

     6.3.1 DEPOSITS OF INSURANCE PREMIUM FUNDS. On the Closing Date, Borrower shall deposit with Cash Management Bank the amount of One Million Seven Hundred Ninety Eight Thousand One Hundred Eighty Nine and 98/100 Dollars ($1,798,189.98) and on each Debt Service Payment Date Borrower shall deposit with Cash Management Bank an amount equal to one-twelfth of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (such amounts so deposited shall hereinafter be referred to as the "INSURANCE PREMIUM FUNDS"). If at any time Lender reasonably determines that the Insurance Premium Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

     6.3.2 RELEASE OF INSURANCE PREMIUM FUNDS. Unless Borrower shall have delivered a Letter of Credit pursuant to Section 6.8.1 hereof, Lender shall apply the Insurance Premium Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender shall do so according to any bill or statement furnished by the Borrower and certified by the Borrower to be a true, correct an complete copy of the bill or statement in respect of Insurance Premiums due and payable, or, if no such copy is furnished by the Borrower, procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amounts of the Insurance Premium Funds shall exceed the amounts due for Insurance Premiums, Lender shall, at Borrower's option and after notice to Lender, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Premiums. Any Insurance Premium Funds remaining after the Debt has been paid in full shall be returned to Borrower.

     SECTION 6.4 INTENTIONALLY OMITTED.

     SECTION 6.5 FF&E FUNDS.

     6.5.1 DEPOSITS OF FF&E FUNDS. On each Debt Service Payment Date Borrower shall deposit, or shall cause the Manager to deposit, with Lender reserves for FF&E Expenditures in an amount equal to five percent (5%) of the Gross Revenues for the second full calendar month prior to the Debt Service Payment Date in question (e.g., 5% of Gross Revenues for September, 2000 will be deposited during the month of November, 2000 in accordance with the Cash Management Agreement)(such amounts so deposited shall hereinafter be referred to as the "FF&E FUNDS").

     6.5.2 WITHDRAWALS OF FF&E FUNDS. (a) Lender shall disburse FF&E Funds to the Manager provided that the conditions to disbursement set forth in the Cash Management Agreement have been satisfied. Lender shall disburse FF&E Funds only for the payment of FF&E Expenditures.

     (b) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this
Section 6.5.2(b).

     (c) If a disbursement of FF&E Funds is for Capital Expenditures Work that is structural in nature and the cost of which will exceed $1,000,000 with respect to the San Francisco Hilton and the Chicago Hilton or $500,000, with respect to the other Individual Properties, Lender may require an inspection of the Individual Property at Borrower's expense in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of FF&E Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

     (d) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Expenditures that involve Capital Expenditures Work. Evidence of such insurance shall be promptly provided by Borrower upon request by Lender.

     SECTION 6.6 INTENTIONALLY OMITTED.

     SECTION 6.7 PROVISIONS REGARDING FUNDS.

     6.7.1 GRANT OF SECURITY INTEREST. Borrower shall be the owner of the Funds. Pursuant to the Cash Management Agreement, Borrower has pledged, assigned and granted a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Funds. The Funds shall be under the sole dominion and control of Lender.

     6.7.2 EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw any or all of the Funds and apply such Funds to the payment of the items for which such Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to so withdraw and apply the Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

     6.7.3 INCOME TAXES. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Funds.

     6.7.4 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     6.7.5 RELEASE UPON REPAYMENT. Any Funds remaining after the Debt has been paid in full shall be returned promptly to Borrower.

     6.7.6 DEPOSITS MADE PURSUANT TO CASH MANAGEMENT AGREEMENT. To the extent deposits of the Funds are made in accordance with the terms and conditions of the Cash Management Agreement, such deposits shall satisfy Borrower's obligations pursuant to this Article VI.

     SECTION 6.8 LETTERS OF CREDIT IN LIEU OF RESERVES.

     6.8.1 DELIVERY OF LETTERS OF CREDIT. (a) In lieu of making the payments to any of the Funds, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.8. The amount of any Letter of Credit delivered in lieu of monthly payments of Tax Funds or Insurance Funds shall be equal to the amount which Borrower would reasonably be estimated to be required to deposit in such Fund in the next related one (1) year period, as determined by Lender. The amount of any Letter of Credit delivered in lieu of deposits required with respect to Required Repair Funds shall equal the amount of the total deposits required herein.

     (b) Borrower shall give Lender no less than thirty (30) days notice of Borrower's election to deliver a Letter of Credit and Borrower shall pay to Lender all of

Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Borrower may resume its monthly escrow requirements if a Letter of Credit has been outstanding for more than six (6) months upon thirty (30) days notice to Lender (or such shorter notice period as may be approved by Lender in its sole discretion). Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

     (c) Borrower shall provide Lender with notice of any increases in the annual payments for Taxes and Insurance Premiums thirty (30) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

     SECTION 6.9 PROVISIONS REGARDING LETTERS OF CREDIT.

     6.9.1 SECURITY FOR DEBT. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium. On the Effective Maturity Date, any such Letter of Credit may be applied to reduce the Debt

     6.9.2 ADDITIONAL RIGHTS OF LENDER. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty
(30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or
(d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and a substitute Letter of Credit is not provided within thirty (30) days of such notice. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

                            VII. PROPERTY MANAGEMENT

     SECTION 7.1 MANAGEMENT AGREEMENTS.

     (a) Borrower shall diligently perform and observe all of the terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed and observed and shall promptly notify Lender of any notice received by Borrower of any default in the performance or observance of any of the terms, covenants or conditions of the Management Agreements on the part of Borrower or Manager to be performed and observed. If Borrower shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreements, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed or observed.

     (b) Each Management Agreement shall be subordinate to the related Mortgage and shall provide that it may be terminated at Lender's option upon the occurrence of any of the following: (i) an Event of Default (or, in the case of the Management Agreement with respect to the Phoenix Hilton, upon foreclosure of the Mortgage thereon), or (ii) a Manager's fraud, gross negligence or willful misconduct. Each Management Agreement shall provide that such Management Agreement will not be amended, modified or terminated without the consent of Lender.

     (c) Except as expressly provided below, Borrower shall not consent to or enter into any of the following transactions, or any combination thereof, unless it has received the prior consent of Lender, which consent shall not be unreasonably withheld and after a Securitization, Rating Agency Confirmation:
(i) the surrender of any Management Agreement, (ii) the assignment by Manager of its interest under a Management Agreement, (iii) the termination or cancellation of a Management Agreement, (iv) the modification, change, supplement, alteration or amendment of a Management Agreement, (v) the change, replacement or termination of Manager or (vi) the entering into of any new Management Agreement. Notwithstanding anything to the contrary contained herein, Borrower shall be permitted, without any such written confirmation from the Rating Agencies or the approval of Lender, to make any non-material modification, change, supplement, alteration or amendment to any Management Agreement and to waive any non material rights thereunder (provided that (y) no such modification, change, supplement, alteration, amendment or waiver shall affect Lender's rights and remedies thereunder, affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the subject Individual Property, adversely affect the marketability of the subject Individual Property, change the definitions of "default" or "event of default", change the definition of "operating expense" to exclude additional items to such definition, change the definition of "gross revenues" to add additional amounts thereto, change the term of such Management Agreement or increase the management fees payable under such Management Agreement and (z) Lender shall have the right to approve any replacement Manager). Notwithstanding the foregoing, neither Lender's consent nor Rating

Agency Confirmation shall be required in connection with any change in the initial Manager by reason of any transfer of the capital stock in the initial Manager or any merger or consolidation of the initial Manager with any other person or entity, provided all or a substantial majority of the Hilton-branded Hotels currently managed by the initial Manager are managed by the newly merged or consolidated entity.

     (d) Borrower hereby represents that each Management Agreement is in full force and effect and, to the best of Borrower's knowledge (i) there is no default, breach or violation existing thereunder by any party thereto and (ii) no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

     SECTION 7.2 REPLACEMENT OF MANAGER.

     Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) from and after the Effective Maturity Date, (ii) at any time following the occurrence and during the continuation of an Event of Default (or, in the case of the Management Agreement with respect to the Phoenix Hilton, upon foreclosure of the Mortgage thereon), or (iii) if at any time the Manager has engaged in (x) gross negligence, (y) fraud or (z) willful misconduct.


                            VIII. PERMITTED TRANSFERS

     SECTION 8.1 PERMITTED TRANSFER OF INDIVIDUAL PROPERTIES.

     Lender shall not withhold its consent to a conveyance of all Individual Properties to a Permitted Transferee (which is a newly formed, single purpose bankruptcy remote entity acceptable to the Rating Agencies) provided that (a) Lender has received (i) a confirmation in writing from the applicable Rating Agencies that the conveyance of the Individual Properties to the Permitted Transferee will not result in a downgrading, withdrawal or qualification of the respective rating in effect immediately prior to such sale for the Certificates issued in connection with a Securitization and (ii) if required by such Rating Agencies (or Lender, if a Securitization has not occurred), a non-consolidation opinion acceptable to such Rating Agencies in their sole discretion, (b) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which Permitted Transferee assumes all of Borrower's obligations under the Loan Documents, (c) Lender receives a transfer fee equal to $25,000 and all of its costs and expenses incurred in connection therewith and (d) Lender shall have received such documents, certificates and legal opinions as it may reasonably request.

     SECTION 8.2 PERMITTED TRANSFER OF INTEREST IN BORROWER.

     Notwithstanding the restrictions on transfers of interests in Article VI of the Mortgage or Section 4.2.1 of this Agreement or in any other provision of any Loan Document, the following transfers may be made without the consent of
Lender: (a) any transfers of the direct or indirect ownership interests in Borrower to Hilton Hotels Corporation or a wholly owned subsidiary of Hilton Hotels Corporation, provided that, if as a result of any such transfer, any Person shall own in the aggregate with the ownership interests of its Affiliates, directly or indirectly, more than a 49% interest in the Property, the Borrower or the SPC Party, any such transfer shall be made only upon the delivery of non-consolidation opinions to Lender and the Rating Agencies, acceptable to the Rating Agencies, (b) any transfers of the direct ownership interests in Borrower to a Permitted Transferee (which is a newly formed, single purpose bankruptcy remote entity acceptable to the Rating Agencies), provided that, any such transfer shall be made only upon the delivery of confirmation from the Rating Agencies that such a transfer will not result in the qualification, withdrawal or downgrade of any Certificates, and if required by the Rating Agencies, the delivery of non-consolidation opinions to Lender and the Rating Agencies, acceptable to the Rating Agencies or (c) any transfers of the indirect ownership interests in Hilton SPE Holding Inc. to a Permitted Transferee, provided that, any such transfer shall be made only upon the delivery of confirmation from the Rating Agencies that such a transfer will not result in the qualification, withdrawal or downgrade of any Certificates, and if required by the Rating Agencies, the delivery of non-consolidation opinions to Lender and the Rating Agencies, acceptable to the Rating Agencies; provided, however, that the restrictions on indirect transfers of ownership interests, or on transfers of indirect ownership interests, in the Borrower contained in
Article VI of the Mortgages or Section 4.2.1 hereof and requirements in this subparagraph (c) that relate to Lender's approval of the transferee and Rating Agency Confirmation shall not apply to any transfer of shares of the capital stock of Hilton Hotels Corporation (NYSE:HLT) or to any merger or consolidation of Hilton Hotels Corporation with any other person or entity.

     SECTION 8.3 SPECIAL TRANSFERS

     Notwithstanding the restrictions on Transfers described in Article VI of the Mortgage or any limitations on the Transfers permitted by Sections 8.1 and
8.2 above, the transfer of title to all (but not less than all) of the Individual Properties or all (but not less than all) of the ownership interests directly or indirectly in the Borrower and its 100% economic owner to a group controlled by the senior management of Hilton Hotels Corporation (as of the date hereof) in connection with a "privatization" or de-listing of Hilton Hotels Corporation shall be permitted; provided, however, that (a) in connection with a transfer of title to the Individual Properties, the transferee shall be a newly formed, single purpose bankruptcy remote entity acceptable to the Rating Agencies, and the requirements of Section 8.1(a)(ii), (b), (c) and (d) shall be satisfied, (b) in connection with the transfer of ownership interests, if required by the Rating Agencies (or Lender, if a Securitization has not occurred) a nonconsolidation opinion addressed to Lender and the Rating Agencies, in form reasonably acceptable to Lender and the Rating Agencies, shall be delivered to Lender and (c) in connection with either such transfer, each Rating Agency shall have confirmed that it does not require any further documentation, certificates, legal opinions, searches and similar items and that all such items it has received are satisfactory to it.


     IX.  SALE AND SECURITIZATION OF MORTGAGES

     SECTION 9.1 SALE OF MORTGAGE AND SECURITIZATION.

     (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "CERTIFICATES").

     (b) If requested by Lender, Borrower shall, at Borrower's sole cost and expense (except as specifically set forth herein), assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

     (i) (A) provide updated financial and other information with respect to the Individual Properties, the business operated at the Individual Properties, Borrower and the Manager, (B) provide updated budgets relating to the Individual Properties and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Individual Properties (the "UPDATED INFORMATION"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies, provided that the cost and expense of furnishing any of the foregoing which is duplicative of the deliveries provided to Lender as of the Closing Date (or is duplicative of deliveries provided to Lender pursuant to any previous Secondary Market Transaction) shall be borne by Lender;

     (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Individual Properties and Borrower and Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies, provided that the cost and expense of furnishing any of the foregoing which is duplicative of the deliveries provided to Lender as of the Closing Date (or is duplicative of deliveries provided to Lender pursuant to any previous Secondary Market Transaction) shall be borne by Lender;

     (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

     (iv) execute amendments to the Loan Documents and Borrower's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan or any other terms in a manner that is materially less favorable to Borrower.

     (c) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request
(i) full financial statements if

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

it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equals or exceeds 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

     (i) As of the Closing Date, a balance sheet with respect to the Individual Properties on a combined basis for the two most recent Fiscal Years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Individual Properties for the three most recent Fiscal Years, meeting the requirements of
Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Individual Properties meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "STANDARD STATEMENTS"); PROVIDED, HOWEVER, that with respect to any of the Individual Properties that would be deemed to constitute a business and not real estate under Regulation S-X that have been acquired by Borrower from an unaffiliated third party (such Individual Properties, "ACQUIRED INDIVIDUAL PROPERTIES"), as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this Section 9.1(c)(i), Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("ACQUIRED PROPERTY STATEMENTS").

     (ii) Not later than 30 days after the end of each fiscal quarter following the Closing Date, a balance sheet of the Individual Properties as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Individual Properties for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of
Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

     (iii) Not later than 60 days after the end of each Fiscal Year following the Closing Date, a balance sheet of the Individual Properties as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Individual Properties for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

     (iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each a "DISCLOSURE DOCUMENT DATE") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

     (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

     (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Notwithstanding the foregoing provisions of this Section 9.1(c), if the entire Loan is included in a Securitization in which no classes of Certificates are offered in a transaction registered with the Securities and Exchange Commission, Borrower may disregard the requirements set forth in this Section 9.1(c).

     SECTION 9.2 SECURITIZATION INDEMNIFICATION.

     (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and may be made available to investors or prospective investors in the Certificates, the Rating Agencies, and service providers relating to the Securitization.

     (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, Individual Properties, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Dean Witter & Co. ("MORGAN STANLEY") that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "MORGAN STANLEY GROUP"), and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements, rent rolls, appraisals, market studies, environmental site assessment reports and property condition reports with respect to the Individual Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

     (c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document (as it relates to Borrower, Borrower Affiliates, the Individual Properties, Manager and other aspects of the Loan) a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading; provided, however, Borrower shall be liable only to the extent such Liabilities arise out of or are based upon any information furnished to Lender by or on behalf of Borrower and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

     (d) Promptly after receipt by an indemnified party under this Agreement or under the agreement referred to in Section 9.2(b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Agreement or under the agreement referred to in Section 9.2(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Agreement or under the agreement referred to in Section 9.2(b) above, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (f)  The liabilities and obligations of both Borrower and Lender under this
Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.


                                   X. DEFAULTS

     SECTION 10.1 EVENT OF DEFAULT.

     (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

     (i) if any payment of principal or interest is not paid when due; provided that it shall not be an Event of Default if a Monthly Debt Service Payment Amount is not paid on a Debt Service Payment Date if sufficient funds are in the Monthly Debt Service Account (as defined in the Cash Management Agreement) to make such payment on the Debt Service Payment Date in question;

     (ii) if any other portion of the Debt is not paid when due and five (5) days have passed after notice thereof;

     (iii) if any of the Taxes or Other Charges are not paid when due; provided that with respect to Taxes it shall not be an Event of Default if sufficient Tax Funds for the payment of such Taxes were on deposit pursuant to Section 6.2 hereof on the date such Taxes were due;

     (iv) if the Policies are not kept in full force and effect;

     (v) if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage, any covenant contained in Section 3.1.24, Section 4.2.12 or
Section 8.1 of this Agreement, or if Borrower applies any Rent in a manner inconsistent with the Cash Management Agreement or the Clearing Account Agreements;

     (vi) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

     (vii) if Borrower or Guarantor shall make an assignment for the benefit of creditors;

     (viii) if a receiver, liquidator or trustee shall be appointed for Borrower or any SPC Party or any Guarantor or if Borrower or any SPC Party or any Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any SPC Party or any Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or any SPC Party or any

Guarantor shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such SPC Party or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

     (ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

     (x) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

     (xi) if (A) New Jersey Borrower shall fail to pay any assessments for common charges and expenses or any other amounts due under the Condominium Documents as and when the same shall be due and payable, (B) there shall occur any default by New Jersey Borrower beyond the expiration of any applicable notice and cure periods in the observance or performance of any term, covenant or condition of the Condominium Documents on the part of New Jersey Borrower, to be observed or performed, and (C) New Jersey Borrower shall amend, modify, supplement or terminate, or consent to or suffer the amendment, modification, supplementation or termination of any of the Condominium Documents without Lender's prior written consent;

     (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; PROVIDED, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

     (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii) or (viii) above) and at any time thereafter while such Event of Default continues to exist, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such lawful action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Individual Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Individual Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii) or
(viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and

Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     SECTION 10.2 REMEDIES.

     (a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Individual Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower (to the extent permitted by applicable law) agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Individual Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrower and the Individual Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Individual Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Individual Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

     (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of

Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and Borrower. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     (d) Any amounts recovered from any Individual Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

     SECTION 10.3 REMEDIES CUMULATIVE.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.


                                XI. MISCELLANEOUS

     SECTION 11.1 SUCCESSORS AND ASSIGNS.

     All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     SECTION 11.2 LENDER'S DISCRETION.

     Whenever pursuant to this Agreement or any other Loan Document Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove, (b) confirmation is required from the Rating Agencies that an action will not result in the downgrade, qualification or withdrawal of the ratings in a Securitization or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the approval of Lender shall be substituted therefore prior to a Securitization and may be based upon, among other things, Lender's determination of Rating Agency criteria.

     SECTION 11.3 GOVERNING LAW.

     (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS

LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           HILTON HOTELS COPORATION
                           C/O HILTON HOTELS CORPORATE OFFICES
                           WALDORF ASTORIA
                           301 PARK AVENUE
                           NEW YORK, NEW YORK 10022-6897

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     SECTION 11.4 MODIFICATION, WAIVER IN WRITING.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     SECTION 11.5 DELAY NOT A WAIVER.

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     SECTION 11.6 NOTICES.

     All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section
11.6. Any Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand or the next Business Day if sent by an overnight commercial courier addressed to the parties as follows:

          If to Lender:         Morgan Stanley Dean Witter Mortgage Capital Inc.
                                1585 Broadway
                                10th Floor
                                New York, New York  10036
                                Attention:  James Flaum & Kevin Swartz
                                Facsimile No. (212) 761-3289

          with a copy to:       Cadwalader, Wickersham & Taft
                                100 Maiden Lane
                                New York, New York 10038
                                Attention: John M. Zizzo, Esq.
                                Facsimile No. (212) 504-6666

          If to Borrower:       c/o Hilton Hotels Corporation
                                9336 Civic Center Drive
                                Beverly Hills, California 90210
                                Attention:  General Counsel
                                Facsimile No.  (310) 205-7677

          with a copy to:       Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                                Los Angeles, California 90071
                                Attention:  Brian D. Kilb
                                Facsimile No.  (213) 229-7520

     SECTION 11.7 TRIAL BY JURY.

     BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES

ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

     SECTION 11.8 HEADINGS.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 11.9 SEVERABILITY/JOINT AND SEVERAL LIABILITY.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     All representations, warranties, covenants (both affirmative and negative) and all other obligations hereunder shall be the joint and several obligation of each entity making up Borrower and a Default or Event of Default by any such entity shall be deemed a Default or Event of Default by all such entities and Borrower. The representations, covenants and warranties contained herein or in any other Loan Document shall be read to apply to the individual entities comprising Borrower when the context so requires but a breach of any such representation, covenant or warranty or a breach of any obligation under the Loan Documents shall be deemed a breach by all such entities and Borrower, entitling Lender to exercise all of its rights and remedies under all the Loan Documents and under applicable law.

     SECTION 11.10 PREFERENCES.

     Subject to Section 2.3 hereof, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     SECTION 11.11 WAIVER OF NOTICE.

     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to other matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     SECTION 11.12 REMEDIES OF BORROWER.

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any expedited procedure legally available with such a declaratory judgment action or action for injunction relief may be utilized to the extent possible. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender shall reimburse Borrower for any reasonable legal fees and costs incurred in the event Borrower shall prevail in any such action.

     SECTION 11.13 EXPENSES; INDEMNITY.

     (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Lender upon receipt of written notice from Lender, for all reasonable out of pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) processing, underwriting, closing the Loan including, but not limited to, fees and disbursements of Lender's counsel, costs of third party studies (including, without limitation, accounting, environmental, engineering, appraisal and insurance review), title insurance, mortgage tax and recordation and, master and special servicer and Trustee expenses; (ii) confirming Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation against a third party, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Individual Properties, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Individual Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid from the Cash Management Account. Notwithstanding anything to the contrary contained in this paragraph, Borrower shall not be responsible for any costs related to the Updated Information to the extent such Updated Information is duplicative of the deliveries provided to Lender on the Closing Date.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     SECTION 11.14 SCHEDULES INCORPORATED.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     SECTION 11.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

     Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
BENEFICIARIES.

     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Individual Properties other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     SECTION 11.17 PUBLICITY.

     All news releases, publicity or advertising by Borrower or its Affiliates through any media (excluding any earnings releases, periodic financial reports and registration statements) intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Dean Witter Mortgage Capital Inc. or any of their Affiliates shall be subject to the prior approval of Lender.

     SECTION 11.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS.

     (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Individual Properties and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of the Individual Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note.

     (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Individual Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Individual Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, to the extent permitted by applicable law, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Individual Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Individual Properties before proceeding against any other Individual Property or combination of Individual Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties.

     SECTION 11.19 WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

     SECTION 11.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     SECTION 11.21 BROKERS AND FINANCIAL ADVISORS.

     Borrower and Lender each hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     SECTION 11.22 EXCULPATION.

                  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Individual Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Individual Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any judgment for the payment of money, deficiency judgment or otherwise against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Individual Properties (but not to seek any personal liability against Borrower except to realize upon the collateral for the Loan); or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

     (i)  fraud or intentional misrepresentation by Borrower;

     (ii) willful misconduct of Borrower;

     (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

     (iv) the removal or disposal of any portion of the Individual Properties after an Event of Default;

     (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Individual Properties, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Individual Properties, or (C) any Rents following an Event of Default;

     (vi) failure to permit on-site inspections of the Individual Properties, failure to provide financial information, failure to maintain status as a single purpose entity or failure to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgages;

     (vii) any security deposits, advance deposits or any other deposits collected with respect to the Individual Properties which are not delivered to Lender upon a foreclosure of the Individual Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

     (viii) Borrower's indemnification of Lender set forth in Section 9.2 hereof.

     Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Individual Properties; or (ii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Individual Properties or any interest therein as required by the Mortgages or this Agreement.

     SECTION 11.23 PRIOR AGREEMENTS.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated July 31, 2000 between Guarantor and Morgan Stanley Dean Witter, are superseded by the terms of this Agreement and the other Loan Documents.

     SECTION 11.24 SERVICER.

     At the option of Lender, the Loan may be serviced by not more than two servicers (each, a "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicers pursuant to servicing agreements (each, a "SERVICING AGREEMENT") between Lender and such Servicer. If a Secondary Market Transaction occurs, Lender may select a Trustee to act as Lender hereunder. Borrower shall be responsible for any set-up fees or any other initial costs relating to or arising under any Servicing Agreement and all initial Trustees fees and costs and Borrower shall be responsible for the monthly servicing fee due to a Servicer or a Trustee under the related Servicing Agreement and trust indenture or agreement. Borrower shall be responsible for the costs of any special servicer under the Loan. Lender will consult with Borrower prior to selecting a Servicer and a Trustee and will take into account any objections of Borrower, provided, however, that Borrower shall have no right to approve such Servicer. From and after the effective date of any Securitization, (a) the Servicer shall have all the rights of Lender herein with respect to the servicing of the Loan and (b) Borrower shall indemnify the Servicer upon the same terms that it is required to indemnify Lender herein.

     SECTION 11.25 CALIFORNIA WAIVERS.

     11.25.1 CALIFORNIA PROVISIONS. Borrower agrees that if, and to the extent, any of the entities comprising Borrower are deemed to be a guarantor or surety for any of the other entities comprising Borrower, the following shall apply (for purposes of the following paragraphs of this Section 11.25, such a guarantor or surety shall be called a "BORROWER GUARANTOR"):

     11.25.2 MODIFICATIONS TO LOAN AND LOAN DOCUMENTS. Each Borrower Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Agreement or the other Loan Documents: take or release additional security for any obligation in connection with the Loan Documents; discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any party or parties liable under the Loan Documents; accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, any guarantor of Borrower's obligations under the Loan Documents or any pledgor of collateral for any person's obligations to Lender; and credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine.

     11.25.3 WAIVERS.

     (a) Each Borrower Guarantor agrees that Lender's right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Each Borrower Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender's rights under this Agreement shall be enforceable even if any of the entities comprising Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

     (b) Each Borrower Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender's rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which each of the entities comprising Borrower is responsible. The enforceability of the Loan Documents against any Borrower Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower's obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any guarantor of Borrower's obligations under the Loan Documents, any other pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan.

     (c) Each Borrower Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850, including, without limitation, the right to require Lender to (A) proceed against Borrower, any guarantor of Borrower's obligations under the Loan Documents, any other pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan, (B) proceed against or exhaust any other security or collateral Lender may hold, or (C) pursue any other right or remedy for Borrower's benefit, and agree that Lender may exercise its rights under this Agreement or may foreclose against any of the Individual Properties without taking any action against Borrower, any guarantor of Borrower's obligations under the Loan Documents, any pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan, and without proceeding against or exhausting any security or collateral Lender holds.

     (d) Each Borrower Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of the Individual Properties to the difference between the amount owing under the Loan Documents and the fair value of the property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

     (e) Each Borrower Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

     (f) Each Borrower Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive.

     11.25.4 BORROWER GUARANTOR INFORMED OF BORROWER'S CONDITION. Each Borrower Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower under the Loan Documents and the financial condition of each of the other entities comprising Borrower and the ability of such entity to satisfy its obligations to Lender. Each Borrower Guarantor agrees to keep itself fully informed of all aspects of the financial condition of each of the other entities comprising Borrower and of the performance of the obligations of each of the other entities comprising Borrower to Lender and agrees that Lender has no duty to disclose to any Borrower Guarantor any information pertaining to the other entities comprising Borrower or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

     11.25.5 WAIVER OF ESTOPPEL DEFENSE. Upon Borrower's default under the Loan Documents, Lender may elect to foreclose nonjudicially on real property given by Borrower or others as security under the Loan Documents and also to exercise its rights under this Agreement. Each Borrower Guarantor acknowledges that its right to seek reimbursement from the other entities comprising Borrower for any amounts paid by it to Lender under this Agreement will be eliminated if Lender elects to so foreclose on such Borrower Guarantor's property. Nevertheless, each Borrower Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender against any real property security owned by such Borrower Guarantor or others will not affect the enforceability of the Loan Documents on such Borrower Guarantor's interest in the property. In order to further effectuate such waiver, each Borrower Guarantor hereby agrees as follows:

     (a) it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to the Individual Properties, has destroyed its rights of subrogation and reimbursement against the other entities comprising Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

     11.25.6 SUBROGATION. Each Borrower Guarantor agrees that its rights of subrogation and reimbursement against any of the other entities comprising Borrower, its right of subrogation against the Individual Properties or any other collateral or security for Lender's loan to Borrower or the pledgor of such collateral or security and its right of contribution from any guarantor or surety of Borrower's obligation under the Loan Documents shall be subordinate to Lender's rights against each of the entities comprising Borrower, in such collateral or security, against any such pledgor and against any such guarantor or surety. Each Borrower Guarantor shall have no such rights of subrogation, reimbursement or contribution until all amounts due under the Note, the Mortgage and the other Loan Documents have been paid in full and Lender has released, transferred or disposed of all of its rights in any collateral or security. Each Borrower Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent inconsistent with the foregoing.

     11.25.7 CONFIRMATION OF WAIVERS. In accordance with California Civil Code
Section 2856(c), each Borrower Guarantor, as guarantor, hereby makes the following waivers:

     (a) The guarantor waives all rights and defenses that the guarantor may have because the debtor's debt is secured by real property. This means, among other things:

     (i) The creditor may collect from the guarantor without first foreclosing on any other real or personal property collateral pledged by the debtor or any other person.

     (ii) If the creditor forecloses on any real property collateral pledged by the debtor:

               (1) The amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (2) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

     (iii) This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedures.

     11.25.8 EXCULPATION. Nothing contained in this Section 11.25 shall be deemed to expand the personal liability of any Borrower Guarantor beyond that provided in Section 11.22 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                     LENDER:

                                     SECORE FINANCIAL CORPORATION,
                                     a Pennsylvania corporation



                                     By:
                                        -----------------------------------
                                          Name:
                                          Title:


                                     BORROWER:


                                     PHOENIX SP HILTON LLC,
                                     a Delaware limited liability company

                                     By:  Hilton Spring Corporation,
                                          a Delaware corporation,
                                          its Manager



                                          By:
                                             --------------------------------
                                             Name:  Jonathan A. Benowitz
                                             Title:    Vice President


                                     S.F. HILTON, INC.,
                                     a Delaware corporation



                                     By:
                                        -----------------------------------
                                        Name:  Jonathan A. Benowitz
                                        Title: Vice President



                  [Signatures continue on the following page.]

                                     CHICAGO HILTON LLC,
                                     a Delaware limited liability company

                                     By:  Hilton Spring Corporation,
                                           a Delaware corporation,
                                           its Manager



                                     By:
                                        -----------------------------------
                                        Name:  Jonathan A. Benowitz
                                        Title: Vice President


                                     SHORT HILLS HILTON LLC,
                                     a Delaware limited liability company

                                     By:  Hilton Spring Corporation,
                                          a Delaware corporation,
                                          its Manager



                                          By:
                                            --------------------------------
                                             Name:  Jonathan A. Benowitz
                                             Title:    Vice President


                                     MCLEAN HILTON LLC,
                                     a Delaware limited liability company

                                     By:  Hilton Spring Corporation,
                                          a Delaware corporation,
                                          its Manager



                                          By:
                                            --------------------------------
                                            Name:  Jonathan A. Benowitz
                                            Title:    Vice President